                                                                   EXHIBIT 10.19


                                    SUBLEASE

        THIS SUBLEASE (this "Sublease") is dated for reference purposes as of May 16, 2000, and is made by and between Komag Incorporated, a Delaware corporation ("Sublessor"), and New Focus, Inc. a Delaware corporation ("Sublessee"). Sublessor and Sublessee agree as follows:

                                    RECITALS:

        Western Digital Corporation, a Delaware Corporation, as lessee, and Enzo Drive, LLC, a California limited liability company ("Master Lessor"), as lessor, entered into that certain lease ("Lease") dated September 15, 1997 with respect to approximately 10.658 acres of land with that certain approximately 58,785 square foot building located thereon known as 300 Enzo Drive, San Jose, CA ("Project"), which Lease was amended by that certain First Amendment to Lease Agreement dated as of January 1998 ("First Amendment") and Second Amendment to Lease Agreement dated July 30, 1999 ("Second Amendment"). Under the terms of that certain Assignment and Assumption of Lease dated as of April 5, 1999 ("Assignment"), Western Digital Corporation assigned the Lease and First Amendment to Sublessor. Sublessee also acknowledges that Sublessor intends to execute that certain Subordination Agreement ("Subordination Agreement") under the terms of which Sublessor agrees that the Lease, First Amendment and Second Amendment (and therefore this Sublease) shall be subject and subordinate to the terms of that certain Declaration of Reciprocal Easements and Covenants, Conditions and Restrictions ("CC&Rs"). A copy of the Lease, First Amendment, Second Amendment, Assignment and Master Lessor's consent thereto and Subordination Agreement (collectively "Master Lease") and the CC&Rs are attached hereto as Exhibit A. Sublessor desires to lease to Sublessee and Sublessee desires to lease from Sublessor that portion of the Project depicted on Exhibit B to this Sublease ("Subleased Premises").

                                   AGREEMENT:

        1. Subleased Premises: Subject to the terms and conditions set forth herein, Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, the Subleased Premises consisting of that certain Building containing approximately 58,785 square feet and adjacent parking areas shown on Exhibit B. The parties hereto acknowledge that the Subleased Premises as identified on Exhibit B is subject to change pursuant to the Second Amendment, and that in the event of such a change, Sublessor shall provide Sublessee with a new Exhibit B and the Subleased Premises shall be redefined as set forth on such new Exhibit
B. Sublessee shall also have the right to use at least 215 parking spaces on or about the Subleased Premises (21 of which Sublessee may reserve and designate for the use of its visitors, employees and vendors).

        2. Master Lessor's Development of Adjacent Property: Sublessee acknowledges that Master Lessor intends to develop a certain portion of the land adjacent to the Subleased Premises which will include construction of additional building(s) ("Master Lessor Development"). Sublessee acknowledges that Master Lessor has covenanted not to unreasonably interfere with Sublessee's operations on, or occupancy of the Subleased Premises ("Master

Lessor Interference"). Sublessor shall not be held liable or responsible to Sublessee for any Master Lessor Interference.

        3. Use: The Subleased Premises shall be used for general office, software development, sales, research, development, light manufacturing, shipping, receiving, storage and any other related and legally permitted uses and for no other purpose without Master Lessor's and Sublessor's prior written consent.

        4. Term: The term ("Term") of this Sublease shall commence on July 1, 2000 ("Commencement Date"), and, subject to Sublessee's right to an Extension Term (as defined in Paragraph 5 hereof), shall terminate on the earliest to occur of: (a) the eighth anniversary of the Commencement Date of the Sublease,
(b) the date this Sublease is sooner terminated pursuant to its terms, or (c) the date the Master Lease is sooner terminated pursuant to its terms. Notwithstanding the foregoing, Sublessee shall be permitted access to the Subleased Premises thirty (30) days prior to the Commencement Date to install furniture, fixtures and equipment. Such access shall be on all of the terms and conditions of this Sublease with the exception of the Base Rent obligations set forth in Paragraph 7.A. hereof.

        5. Extension of Term: No later than One Hundred and Twenty (120) days prior to the end of the Term, Sublessee shall deliver written notice to Sublessor as to whether Sublessee desires to extend the Term of this Sublease for an additional period commencing on the expiration of the initial Term and terminating on May 31, 2013 ("Extension Term"). The "Term" of this Sublease shall include the Extension Term, once exercised. The monthly rent payable for the Extension Term shall be the greater of the Base Rent during the final full month of the initial Term or the then current market rate which shall be determined in accordance with the terms attached hereto as Exhibit D. Sublessee shall give Sublessor access to the Subleased Premises during the last ninety
(90) days before the end of the Extension Term so that Sublessor can plan for and cooperate with Sublessee to perform any required surrender obligations. During such access, Sublessor shall not unreasonably interefere with any ongoing operations of Sublessee.

        6. Delivery and Acceptance/Condition of Premises: Sublessor, at Sublessor's sole cost and expense, shall deliver the Subleased Premises to Sublessee on the Commencement Date with all building systems and subsystems, including, but not limited to, HVAC, roof membrane, electrical, plumbing and parking lot in good working order and condition. Sublessor represents that on June 1, 2000, the clean rooms at the Subleased Premises shall meet federal clean room classification standard 209e "as built." Sublessor also represents and warrants that the Premises currently comply with: (i) all municipal, state and federal statutes, rules, regulations, ordinances, requirements, or orders ("Laws"), including those requiring installation of fire sprinkler systems, seismic reinforcement and asbestos removal; and (ii) the Americans With Disabilities Act, and Sublessor shall promptly pay for and perform any action required to address any non-compliance with respect to the foregoing subsections
(i) and (ii); provided; however, that Sublessor makes no representation or warranty regarding compliance with Laws that might be triggered as a result of Sublessee's construction of alterations or improvements in the Subleased Premises and Sublessee shall pay for, and perform any actions required to remedy any non-compliance with Laws triggered by Sublessee's performance of such alterations or improvements. Except as


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specifically set forth in this Paragraph 6, Sublessor makes no representations or warranties of any kind or nature, express or implied, with respect to the Subleased Premises and Sublessee accepts the Subleased Premises "as is."

        7. Rent:

               (a) Base Rent. During the Term, Sublessee shall pay to Sublessor as base monthly rent ("Base Rent") the following:


Months                             Rent Per Square Foot           Total Base Rent
------                             --------------------           ---------------
Commencement Date to 6/30/01            $1.55                        $ 91,116.75
7/1/01 to 6/30/02                       $1.612                       $ 94,761.42
7/1/02 to 6/30/03                       $1.67648                     $ 98,551.88
7/1/03 to 6/30/04                       $1.7435392                   $102,493.95
7/1/04 to 6/30/05                       $1.8132808                   $106,593.71
7/1/05 to 6/30/06                       $1.885812                    $110,857.46
7/1/06 to 6/30/07                       $1.9612445                   $115,291.76
7/1/07 to 6/30/08                       $2.0396943                   $119,903.43

The parties (including Master Lessor by its initials set forth below) acknowledge that included as part of the Base Rent amounts set forth above is $.20 per square foot per month paid as reimbursement to Sublessor for amounts spent to construct the existing improvements in the Subleased Premises. Thus, for the purpose of determining the amount of Base Rent allocable as bonus rent payable to Master Lessor pursuant to Paragraph 24.B.(2) of the Master Lease, the "Rent Per Square Foot" amounts set forth above shall be reduced by $.20 per square foot before determining the amount of Base Rent used for the calculation of the bonus rent amount.

-------
Master Lessor's Initials

               (b) Base Rent and Additional Rent (as defined in subparagraph 7(c) hereof), except as otherwise set forth in subparagraph 7(c) hereof, shall be paid to Sublessor on or before the first (1st) day of each month during the Term. Base Rent and Additional Rent (as defined in subsection (c) below) (collectively, "Rent") for any period during the Term hereof which is for less than one month of the Term shall be a pro rata portion of the monthly installment based on the actual number of days in such month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement except as expressly set forth herein, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at 1710 Automation Parkway, San Jose, CA 95131, Attention: Accounts Receivable, or such other address as may be designated in writing by Sublessor at least five (5) days in advance. Notwithstanding the foregoing, upon execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of Ninety-One Thousand One Hundred and Sixteen Dollars and Seventy-Five Cents ($91,116.75) as prepayment of rent for credit against the first installment of Base Rent due hereunder with any resulting excess being applied to the second installment of Base Rent due


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hereunder, and shall deposit with Sublessor Ninety One Thousand Dollars
($91,000.00) as a security deposit.

               (c) Additional Rent. All monies other than Base Rent required to be paid by Sublessee under this Sublease with respect to the Subleased Premises (including, without limitation, Additional Rent as defined in the Master Lease and all other payments to be made by Sublessor to Master Lessor which are the obligation of Sublessee by virtue of the incorporation provision of Paragraph 13 of this Sublease) shall be deemed additional rent ("Additional Rent"). Sublessee shall pay such amounts of Additional Rent to Sublessor on the following basis:
(i) For any estimated payments owed by Sublessor to Master Lessor in connection with the Subleased Premises which Sublessor is required to pay at the same time as the Monthly Installment (as defined in the Master Lease) ("Estimated Payments") and for any monthly payment made by Sublessor pursuant to any ongoing maintenance or landscaping contracts ("Contract Payments") - within ten (10) days following the date upon which Sublessor delivers an invoice to Sublessee for such Estimated Payments or Contract Payments, but in any event no earlier than the date such Estimated Payments or Contract Payments are due to be paid by Sublessor; and (ii) For any payments required to be paid by Sublessor in connection with the Subleased Premises which are not Estimated Payments pursuant to the Master Lease - pursuant to the terms of the Master Lease, provided that Sublessee shall not be obligated to pay any late fees or penalties due to Master Lessor as a result of Sublessor's failure to deliver any Additional Rent to Master Lessor, except to the extent such failure is caused by Sublessee.

        8. Enforcement of Master Lessor's Obligations: In enforcing performance of all such obligations of Master Lessor, Sublessor shall (a) upon Sublessee's written request, promptly notify Master Lessor of its nonperformance under the Master Lease and request that Master Lessor perform its obligations under the Master Lease, and (b) permit Sublessee to commence a lawsuit or other action in Sublessee's name (and assign to Sublessee any rights of Sublessor required in connection therewith), or commence a lawsuit or other action in Sublessor's name, to obtain the performance required from Master Lessor under the Master Lease, provided that (i) Sublessee pays any and all costs, expenses, liabilities or damages of any kind or nature incurred in connection with or arising out of any such lawsuit or other action; and (ii) uses counsel reasonably acceptable to Sublessor in the pursuit of such lawsuit. Sublessee shall promptly provide Sublessor a copy of any and all pleadings to be filed in any such lawsuit.

        9. Release and Waiver of Subrogation: The waivers of rights of recovery and subrogation set forth in Paragraph 9.E. of the Master Lease incorporated herein pursuant to Paragraph 13 hereof shall be deemed a three-party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Master Lessor (by reason of its consent hereto).

        10. Surrender: Sublessee shall not be permitted to make any alterations, improvements or additions, ("Alterations") to the Subleased Premises without the advance written consent of Master Lessor (pursuant to the terms of the Master Lease) and Sublessor. Sublessor's consent to an Alteration shall not be unreasonably withheld or delayed and Sublessor may: (i) require that Sublessee remove the Alterations from the Subleased Premises at the end of the Term.; and
(ii) place such conditions on its consent as it determines, in the reasonable exercise of its discretion, including, without limitation, such financial assurance as Sublessor


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
determines will protect Sublessor with respect to the completion of such Alterations and the satisfaction of Sublessee's surrender requirements hereunder. Sublessor must reply to any request of Sublessee for consent to Alterations within ten (10) days following receipt by Sublessor of Sublessee's request for consent and if Sublessor's response is not so provided, Sublessor's consent shall be deemed granted. If Master Lessor or Sublessor does not consent to the surrender of such Alterations at the expiration or earlier termination of the Term, then prior to expiration or earlier termination of this Sublease, Sublessee shall remove from the Subleased Premises, at Sublessee's sole cost and expense, such Alterations, along with all of its trade fixtures and personal property (provided, that in no event shall Sublessee be required to remove any Alterations made to the Subleased Premises by Sublessor), and shall surrender the Subleased Premises to Sublessor in good condition and repair, free of Hazardous Materials (defined below) brought on to the Subleased Premises by Sublessee, its agents, employees, subtenants or invitees or otherwise resulting from Tenant Contamination (defined below), reasonable wear and tear, casualties and condemnation, and damage caused by Master Lessor or Sublessor excepted. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor (including any charges by Master Lessor under the Master Lease) in returning the Subleased Premises to such required condition, plus interest thereon at the lesser of twelve (12) percent per annum or the maximum rate allowable by law. Sublessor shall provide, at no charge to Sublessee, as-built architectural and engineering drawings including the master background, and any other plans of areas outside of the Subleased Premises for the planning and construction of the Sublessee's improvements in the Subleased Premises.

        11. Subordination: Sublessor agrees to use commercially reasonable efforts to obtain through Master Lessor and for the benefit of Sublessee, in form reasonably acceptable to Sublessee, a Subordination and Non-Disturbance Agreement from any existing lenders with a security interest in the ownership of the Subleased Premises.

        12. Holdover: If Sublessee remains in possession of the Subleased Premises after the expiration or earlier termination of this Sublease, Sublessee's continued possession shall be as a sublessee from month to month of Sublessor and Sublessee shall continue to comply with and perform all the terms and obligations of the Sublessee under this Sublease and pay Sublessor holdover Base Rent equal to one hundred and twenty-five percent (125%) of the Base Rent payable immediately preceding the termination of this Sublease plus actual Additional Rent. Sublessee shall indemnify, protect, defend and hold harmless Sublessor, its officers, directors, employees, agents and assigns, from and against all loss and liability resulting from Sublessee's delay in surrendering the Subleased Premises.

        13. Other Sublease Terms:

               (a) Incorporation By Reference. Except as otherwise provided in or modified by this Sublease, the terms, provisions and conditions contained in the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth herein at length; provided, however, that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises," "Project" and "Total Project" shall be deemed a reference to the "Subleased Premises" as defined herein; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and


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
"Sublessee", respectively; (iv) with respect to work, services, repairs, restoration, insurance, capital improvements, or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligations of Sublessor shall be as set forth in Paragraph 8 hereof; (v) with respect to any obligation of Sublessee the non-performance of which would constitute a default under Paragraph 14.A.2 of the Master Lease as incorporated into this Sublease, Sublessee shall have twenty-eight (28) days to perform the obligation; provided that it would reasonably take longer than twenty-eight (28) days to perform the obligation, Sublessee shall commence such obligation within such twenty-eight day period and diligently prosecute such obligation to completion; (vi) Sublessor shall have no liability to Sublessee with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease or other obligations or liabilities of Master Lessor with respect to compliance with laws or condition of the Premises, and (c) Master Lessor's repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into the Sublease might otherwise operate to make Sublessor liable therefor other than to use reasonable efforts to obtain Master Lessor's compliance with the same as set forth in subparagraph 13(a)(iv) hereof; and provided further that nothing in the foregoing shall abrogate, modify, detract from or diminish any obligation of Master Lessor under the Master Lease or any obligation of Sublessor to Master Lessor; (vii) with respect to any approval or consent required to be obtained from the "Landlord" under the Master Lease, Sublessee shall be required to obtain such approval or consent from Master Lessor and Sublessor, and the approval or consent of Sublessor may be withheld if Master Lessor's approval or consent is not obtained, provided, however, Sublessor's consent may not be unreasonably withheld if Master Lessor provides its consent; (viii) all references to "Expansion Project", "Expansion Building" "Improvement Agreement" and "Leasehold Improvements" shall be deleted and all provisions to the extent applicable to those terms (including, without limitation, language regarding amortization and recovery of amortized amounts) shall not apply to Sublessee and shall not be incorporated herein; (ix) all references to "Tenant Improvements" shall refer only to Sublessee Improvements and any and all alterations or other improvements installed by, or at the direction of Sublessee; and (x) the following provisions of the Master Lease are expressly not incorporated herein by reference: Paragraphs 1, 2, 3, 4, 5.A., 5.B., 5.E., 5.F., 5.G., 6, the last paragraph of Paragraph 13, 20A, 22, 33, 36,
37, 38.C, Exhibit A, Exhibit B, Exhibit C, Exhibit D and Exhibit F, and Paragraphs 3, 5(d), 6(l), 8 and 9 of the Second Amendment. Notwithstanding anything to the contrary in this Sublease, for the purposes of the Second Amendment as incorporated herein, all references to Landlord shall mean Master Lessor and not Sublessor.

               (b) Structural Repairs: In the event Sublessee is required to pay for and perform any repairs to or maintenance or replacement of the "structural elements of the Building" as defined in Section 11.A of the Master Lease, and such repair, maintenance or replacement would constitute a capital expense under generally accepted accounting principles as reasonably determined by Sublessor, Sublessee shall perform such repair or maintenance (with the plan for such repair or maintenance work reviewed and approved by Sublessor in the reasonable exercise of its discretion) and Sublessor shall pay for and be reimbursed by Sublessee for such capital expense on the following basis: (i) The cost of such capital expense shall be amortized over the remainder of the term of the Master Lease with interest on the unamortized balance at the then prevailing market rate Sublessor would pay if it borrowed funds to construct


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such capital expenses from an institutional lender, and Sublessor shall inform
Sublessee of the monthly amortization payment required to so amortize such costs, and shall also provide Sublessee with the information upon which such determination is made; and (ii) Sublessee shall pay such amortization payment for each month after such capital expense is completed until the first to occur of (i) the expiration of the Term (including the Extension Term if exercised by Sublessee) or (ii) the end of the term over which such costs were amortized, which amount shall be due at the same time the Base Rent is due hereunder.

               (c) Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessor shall not commit or permit an of its employees or agents to commit on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. Sublessee hereby expressly assumes and agrees during the Term of this Sublease: (i) to comply with all provisions of the Master Lease which are required to be performed by Sublessee hereunder; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease which are required to be performed by Sublessee hereunder. Sublessee shall not commit (or permit to be committed by any subtenant, invitee, agent, representative or contractor of Sublessee) on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of termination of Sublessor's interest as "Tenant" under the Master Lease for any reason, this Sublease shall terminate simultaneously (subject to any other agreement which may exist between Sublessee and Master Lessor) with such termination of Sublessor's interest. Sublessor shall not be permitted to terminate the Master Lease in accordance with paragraphs 15 and 16 of the Master Lease (or otherwise arising out of Master Lessor's uncured default under the Master Lease) without the advance written consent of Sublessee; provided, however, that no such consent shall be required if Sublessor determines, in the reasonable exercise of its discretion, that Sublessee would not be able to continue to satisfy the financial obligations of Sublessee under the Sublease. If Sublessee denies such consent: (i) Sublessee shall be required to exercise its option for the Extension Term; and (ii) Sublessee shall pay all costs and expenses directly incurred in connection with Sublessor's actions to maintain the Master Lease in full force and effect (after Sublessee's denial of consent to terminate) including, without limitation, reasonable attorney's fees or other related costs ("Master Lease Maintenance Costs"); provided, however, that such Master Lease Maintenance Costs shall not include any costs and expenses that Sublessor would otherwise incur under the Master Lease absent the termination (i.e. ongoing rent, operating expense, tax and related financial obligations). Sublessor shall provide notice to Sublessee before incurring any Master Lease Maintenance Costs, and shall permit Sublessee the opportunity to perform such actions and incur such costs in place of Sublessor. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. Sublessor shall have no liability to Sublessee for Sublessor's termination of the Master Lease unless Sublessor violates the provisions of this Paragraph 13(c). Nothing contained in this Sublease shall limit Sublessor's liability to Sublessee in the event this Sublease terminates as a result of the default of Sublessor under the Master Lease (except that Sublessor shall not be liable to Sublessee to the extent such default is caused by Sublessee).


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               (d) Sublessor's Obligations under Master Lease. Sublessor shall pay as and when due the Monthly Installment, Additional Rent (as such terms are defined in the Master Lease) and all other sums due under the Master Lease (except for costs, late charges or interest under the Master Lease resulting from Sublessor's failure to perform its obligations thereunder, except to the extent such failure is caused by Sublessee), and if Sublessor shall fail to do so, then, no earlier than two (2) days after delivery of written notice from Sublessee to Sublessor that such sum is due, if such sum is still not paid by Sublessor to Master Lessor, Sublessee shall be entitled to make all payments of Rent due under this Sublease directly to Master Lessor and set off such amounts against Rent due or coming due under this Sublease. Sublessor shall perform all other agreements, covenants and obligations of "Tenant" under the Master Lease not required to be performed by Sublease hereunder, and shall not amend, modify or alter the terms of the Master Lease without the prior written consent of Sublessee.

        14. Quiet Enjoyment. The Sublessor covenants that, upon the Sublessee paying Rent in a timely manner and observing in a timely fashion all of the Sublessee's other obligations hereunder, the Sublessee may peaceably and quietly have, hold and enjoy the Subleased Premises throughout the term, free from any interference from Sublessor, subject to the terms and conditions provided elsewhere in this Sublease.

        15. Notices: The address of each party shall be that address set forth below their signatures at the end of this Sublease. Any party hereto may change its address for the purposes of this Paragraph 15 by delivery of at least five
(5) days prior written notice of such change to the other party in the manner set forth in this Paragraph. All notices, demands or communications in connection with this Sublease shall be (i) in writing, (ii) properly addressed, and (iii) either (a) sent by prepaid, certified mail, return receipt requested, or (b) sent by recognized overnight courier service. In the event a party refuses to accept delivery of a notice mailed in accordance herewith, such notice shall be deemed received on the date such party refuses to accept delivery. If a notice is received or deemed received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

        16. Hazardous Materials: Sublessee shall use no Hazardous Materials in, on, under or about the Subleased Premises or the building, except in accordance with the terms and conditions of the Master Lease, and except for the types and quantities of Hazardous Materials set forth on Exhibit C attached hereto, and Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect, and hold harmless Sublessor, its employees, agents, contractors, stockholders, officers, directors, successors, personal representatives, and assigns from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, reasonable attorneys' fees, reasonable consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, to the extent caused by the use, release, disposal, discharge or emission of Hazardous Materials on or about the Subleased Premises during the Term of this Sublease by Sublessee or Sublessee's employees, subtenants, agents or invitees other than Sublessor, Master Lessor or their agents or employees ("Sublessee Contamination"). Sublessor shall indemnify, defend and hold harmless Sublessee from and against all claims, suits, judgments, losses, costs, personal injuries, damages, and expenses of every type and nature directly or indirectly arising


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
out of or in connection with any Hazardous Material present at any time on or about the Premises, or the violation of any environmental law relating to any such Hazardous Material expect to the extent that any of the forgoing constitutes Sublessee Contamination. "Hazardous Material" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment (excluding, however, Hazardous Material contained in office or janitorial products properly and safely maintained by Sublessee).

        17. Conditions Precedent: It shall be an express condition precedent to Sublessor's and Sublessee's obligations hereunder that, and this Sublease shall not be effective unless and until Master Lessor has consented in writing to this Sublease. If Master Lessor does not consent in writing to this Sublease within ten (10) days after the full execution and delivery of this Sublease, then either party may, at any time thereafter until such consent and non-disturbance are obtained, terminate this Sublease upon written notice to the other, whereupon any monies previously paid by Sublessee to Sublessor shall be reimbursed to Sublessee.

        18. Assignment and Subletting: Subject to the approval of the Master Lessor in accordance with the terms of the Master Lease, Sublessee shall have the right to assign this Sublease or sub-sublet all or any part of the Subleased Premises to any subsidiary or affiliate in which Sublessee has an ownership interest, to any parent of Sublessee, to any subsidiary or affiliate in which Sublessee's parent owns by means of an ownership interest, or to any entity into which Sublessee may be merged or consolidated or which acquires all or substantially all of Sublessee's assets or stock . Any other assignment or sublease shall be made with the prior written consent of Sublessor, whose consent shall not be unreasonably withheld, conditioned or delayed, and Master Lessor, under the terms of the Master Lease. Any excess rent obtained through a sub-sublease or assignment shall be shared equally between Sublessor and Sublessee after first deducting Sublessee's costs for real estate commissions, legal fees, and tenant improvements made specifically for such subtenant.

        19. Indemnity: Sublessee shall indemnify, defend, protect, and hold Sublessor and its officers, agents, employees, successors and assigns (collectively, "Sublessor's Agents") and Master Lessor harmless from and against all claims, demands, actions, causes of action, losses and expenses (collectively "Claims") which may be brought against Sublessor, Sublessor's Agents or Master Lessor or which Sublessor, Sublessor's Agents or Master Lessor may pay or incur by reason of any breach or default of this Sublease by Sublessee, an intentional misrepresentation by Sublessee of the matters set forth herein, or the negligence or willful misconduct of Sublessee or Sublessee's employees, agents, contractors, or invitees in or about the Subleased Premises during the Term to the extent that the Claims are not caused by the negligence or willful misconduct of Sublessor or Sublessor's Agents. Without limiting the generality of the foregoing, Sublessee shall indemnify, defend, protect and hold Sublessor, Sublessor's Agents and Master Lessor harmless from and against any Claims which may be brought against Sublessor, Sublessor's Agents or Master Lessor or which Sublessor, Sublessor's Agents or Master Lessor may pay or incur by reason of any violation of any laws by Sublessee or its employees, agents or contractors.

        Sublessor shall indemnify, defend, protect, and hold Sublessee and its officers, agents, employees, successors and assigns (collectively, "Sublessee's Agents") harmless from and against all Claims which may be brought against Sublessee or Sublessee's Agents or which Sublessee or Sublessee's Agents or may pay or incur by reason of any breach or default of this Sublease by Sublessor, an intentional misrepresentation by Sublessor of the matters set forth herein, or the negligence or willful misconduct of Sublessor or Sublessor's employees, agents, contractors, or invitees in or about the Subleased Premises during the Term to the extent that the Claims are caused by the negligence or willful misconduct of Sublessee or Sublessee's Agents. Without limiting the generality of the foregoing, Sublessor shall indemnify, defend, protect and hold Sublessee and Sublessee's Agents harmless from and against any Claims which may be brought against Sublessee or Sublessee's Agents or which Sublessee or Sublessee's Agents may pay or incur by reason of any violation of any laws by Sublessor or its employees, agents or contractors.

        20. Signage: Sublessee shall be entitled to install an illuminated sign on the exterior of the Premises and to use the monument signage in front of the Building and on the Building, subject to Sublessor's consent which shall not be unreasonably withheld (and shall be deemed granted if Master Lessor's consent is obtained), subject to Master Lessor's consent under the terms of the Master Lease and subject to applicable restrictions of Bayside Business Park and the City of San Jose.

        21. Successors: This Sublease shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        22. Broker: Sublessor and Sublessee represent, warrant and agree that they have not dealt with any brokers with a right to a commission arising out of this Sublease except for CB Richard Ellis representing both Sublessee and Sublessor. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sublessor acknowledges and agrees that it will pay a Brokerage fee in accordance with its listing agreement with Broker.

        23. Counterparts: This Sublease may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one document. A facsimile counterpart signature delivered to each party shall be deemed an original for the purpose of the execution of this Sublease.

        24. Entire Agreement: This Sublease and the provisions of the Master Lease incorporated herein by the express terms of this Sublease constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto regarding the same, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Master Lease.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:                                SUBLESSOR:

NEW FOCUS, INC.                           KOMAG INCORPORATED

By:     /s/ Nicola Pignati                         By: /s/ Edward H. Siegler
        ------------------------------             -----------------------------
Printed                                   Printed

Name:   Nicola Pignati                             Name: Edward H. Siegler
        ------------------------------             -----------------------------

Its:    Chief Operating Officer                    Its: Chief Financial Officer
        ------------------------------             -----------------------------

Date:   5/16/00                           Date:    5/17/00
        ------------------------------             -----------------------------

Address:                                  Address:  1710 Automation Parkway
                                                    San Jose, CA 95131

Attention:                                Attention:

FAX:                                      FAX:

                                    EXHIBIT A

                                  Master Lease

                                (To be inserted)

                                    EXHIBIT B

                               Subleased Premises

                                (To be inserted)

                                    EXHIBIT C

                               Hazardous Materials

                                (To be inserted)

                                    EXHIBIT D

                          Determination Of Market Rent

        If the option for the Extension Term is properly exercised by Sublessee, the basic rent for the Subleased Premises shall become the then current fair market monthly rent ("Fair Market Rent") for the Subleased Premises as of the commencement date of the Extension Term, as determined by the agreement of the parties or, if the parties cannot agree within sixty (60) days prior to the commencement of such Extension Term, then by an appraisal. All other terms and conditions contained in the Sublease, as the same may be amended from time to time by the parties in accordance with the provisions of the Sublease, shall remain in full force and effect and shall apply during the Extension Term.

        APPRAISAL. If it becomes necessary to determine the fair market rental value for the Subleased Premises by appraisal, real estate appraiser(s), all of whom shall be members of the American Institute of Real Estate Appraisers and who have at least five (5) years experience appraising office space located in the vicinity of the Subleased Premises shall be appointed and shall act in accordance with the following procedures:

        (i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the notifying party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten-(10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

        (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Subleased Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

        (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Subleased Premises as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers.

        (iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Subleased Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Subleased Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent for the Subleased Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Subleased Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

        (v) The appraisers' determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Subleased Premises with the improvements installed therein and shall take into account Tenant's obligations to pay additional rent under this Lease.

        (vi) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

                                    EXHIBIT E

                             MASTER LESSOR'S CONSENT

(The capitalized terms used herein shall have the same meaning as those given in the Sublease between Komag Incorporated. and New Focus, Inc. dated May 16, 2000 for leased space in the building located at 300 Enzo Drive, San Jose, California)

        The undersigned, as Master Lessor under the Sublease, hereby consents to the Sublease on the terms set forth therein. This consent does not constitute consent to any further sublease of the Subleased Premises; Master Lessor reserves the right to approve or disapprove any such further sublease.

Dated:                                  "Master Lessor"

                                         ENZO Drive LLC, a California limited
                                         liability company

                                         By:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                       SECOND AMENDMENT TO LEASE AGREEMENT

        This Second Amendment to Lease Agreement ("Second Amendment") is entered into as of this 30th day of July, 1999 (the "Effective Date"), by and between ENZO DRIVE, LLC, a California limited liability company ("Landlord") and KOMAG INCORPORATED, a Delaware corporation ("Tenant"), successor-in-interest to WESTERN DIGITAL CORPORATION, a Delaware corporation ("WDC").

                                    RECITALS

        A. Landlord and WDC entered into that certain Lease Agreement dated September 15, 1997 (the "Original Lease"), pursuant to which Landlord leased to WDC and WDC leased from Landlord that certain real property, consisting of approximately 10.658 acres, more or less, located in the City of San Jose as more particularly described in the Original Lease, together with that certain R&D building containing approximately fifty-eight thousand seven hundred eighty-five (58,785) square feet to be constructed on the Land by Landlord in accordance with the terms of an Improvement Agreement attached to the Original Lease.

        B. The Original Lease was amended by that certain First Amendment to Lease Agreement dated January, 1998 (the "First Amendment"), to reflect the transfer of the "Site" (as defined in the First Amendment) by Landlord to Great Oaks Water Company. The Original Lease as amended by the First Amendment is referred to herein as the "Lease". Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Lease.

        C. Pursuant to that certain Assignment and Assumption of Lease dated April 5, 1999, WDC, as assignor, assigned all of its right, title and interest in and to the Lease to Tenant, as assignee, however WDC was not released or relieved of any of its obligations or duties under the Lease.

        D. Pursuant to the terms of the Lease, Tenant has the right to construct, or cause to be constructed, the Expansion Project on the Land, subject to the terms and conditions of the Lease. Tenant does not desire to construct the Expansion Project, and Landlord desires to pursue the development and construction of an expansion project or a second building on that portion of the Land not occupied by the Building. Tenant is willing to waive and relinquish its rights to construct the Expansion Project in consideration for a reduction in the Monthly Installment of rent, and Landlord is willing to accept such waiver and relinquishment and to agree to a reduction in the Monthly Installment of rent, in the event Landlord requests and obtains (and subject to Landlord's ability to obtain) site development approval from the City of San Jose for the construction of a second building on the Land, on terms and conditions acceptable to Landlord.

        E. Landlord and Tenant now desire to amend the Lease as more particularly stated below

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows;

        1. Waiver and Relinquishment of Right to Construct the Expansion Project. Subject to the terms and conditions of Paragraph 8 hereof, Tenant hereby waives and relinquishes the right provided to Tenant in Paragraph 2 of the Lease to construct, or cause to be constructed, the Expansion Project on the Land. From and after the Effective Date, but subject to the reinstatement of the Lease terms pursuant to Section 8 below, Tenant shall have no right to construct the Expansion Project or any portion thereof, and Tenant's rights in and to the Land shall be as hereinafter set forth, and all references in the Lease to the "Expansion Building(s)" and the "Expansion Project" shall be of no further force or effect.

        2. Landlord's Right to Pursue Site Development and Related Approvals. Landlord intends to pursue (and shall have the right to pursue) site development approval from the City of San Jose for the development and construction on the Land of an additional building consisting of approximately 100,186 square feet, and related sitework, in the approximate location shown on the Conceptual Site Plan attached as Exhibit A (the "Site Plan"). In conjunction with seeking such site development approval, Landlord shall have the right, but not the obligation, to seek approval of the City of San Jose of the parcelization of the Land into two (2) parcels, having the approximate configuration shown on the Site Plan. Tenant acknowledges that the Site Plan is preliminary only, and that Landlord may pursue development of a building larger or smaller than that shown on the Site Plan, and may seek to parcelize the Land in a manner other than as shown on the Site Plan; provided, however, that Tenant's rights with respect to the use of the Building and 200 parking spaces on the Premises shall not be diminished thereby, and any and all of Tenant's obligations under the Lease shall not be increased thereby.

        For purposes of this Second Amendment, the following terms shall have the following meanings:

             (a) "Approval Date" shall mean the date on which Landlord obtains the final approval of the City of San Jose of the Site Development Permit, and all appeal periods applicable to such final approval having lapsed or expired without any appeal or challenge then pending.

             (b) "Commencement of Construction" shall mean the date on which Landlord commences construction of the foundation of the Second Building.

             (c) "Parcel 1" shall mean that portion of the Land on which the Building is located.

             (d) "Parcel 2" shall mean that portion of the Land on which Landlord proposes to construct the Second Building.

             (e) "Parcel Map" shall mean a parcel map parcelizing the Land into Parcel 1 and Parcel 2, on terms and conditions acceptable to Landlord in its sole and absolute discretion, with the parcel line between Parcel 1 and Parcel 2 being in the approximate location shown on the Site Plan, but subject to adjustment in the sole and absolute discretion of Landlord; provided, however, that Tenant's rights with respect to the use of the Building and 200 parking spaces on the Premises shall not be diminished thereby, and any and all of Tenant's obligations under the Lease shall note be increased thereby.

             (f) "Second Building" shall mean the additional building Landlord proposes to construct on the Land.

             (g) "Site Development Permit" shall mean a site development permit approved by the City of San Jose for the construction of the Second Building, on terms and conditions acceptable to Landlord in its sole and absolute discretion.

        In connection with Landlord's obtaining of the Parcel Map, Tenant acknowledges that it may be necessary for Landlord to impose conditions, covenants and restrictions and/or reciprocal easement agreements ("CC&Rs") on the Land to provide for the operation and management of improvements to be used in common and/or on a non-exclusive basis by the owners, tenants and occupants of Parcel 1 and Parcel 2 (e.g., common driveways, parking spaces, storm drains and utilities). Tenant hereby agrees to subordinate the Lease to such CC&Rs, provided that the CC&Rs do not materially interfere with the rights of Tenant to use and operate the Premises under the Lease or materially increase any or all obligations of Tenant under the Lease.

        Among other things, the CC&Rs shall provide that (i) each owner will be responsible for the repair and maintenance of its parcel, including any shared or jointly used facilities, and (ii) the owner of Parcel 2 shall be obligated to pay the owner of Parcel 1 a portion of the total costs of the maintenance, repair and resurfacing of the parking areas on Parcel 1, in the same proportion that the number of parking spaces located on Parcel 1 which the owner of Parcel 2 is entitled to use under the CC&Rs bears to the total number of parking spaces located on Parcel 1.

        Landlord shall notify Tenant in writing of the Approval Date if Landlord obtains the final approval of the City of San Jose of the Site Development Permit Tenant acknowledges that Landlord makes no representation or warranty of Landlord's ability to obtain the Site Development Permit or the Parcel Map, or the time period within which Landlord may obtain the Site Development Permit or the Parcel Map, and further acknowledges that Landlord may at any time elect not to proceed with seeking any of such approvals. If Landlord elects to discontinue its efforts obtain to the Site Development Permit, Landlord shall so notify Tenant in writing, and the provisions of Section 8 below shall apply.

        3. Adjustment in Monthly. If Landlord obtains the approval of the City of San Jose of the Site Development Permit; then effective on the Approval Date, the Monthly Installment in effect as of the Approval Date shall be reduced to Seventy-six Thousand Four Hundred Twenty Dollars and Fifty Cents ($76,420.50). The Monthly Installment shall continue to be adjusted thereafter pursuant to Paragraph 5.B.(2) of the Lease.

        4. Adjustment in Additional Rent. If Landlord obtains the approval of the City of San Jose of the Site Development Permit, then effective on Commencement of Construction, Tenant's obligation to pay those elements of Additional Rent which relate to the Land (e.g., Real Property Taxes, maintenance costs) shall be adjusted in a manner which depends on whether or not the Parcel Map is obtained, and as more particularly set forth in Section 5 or Section 6 below, as applicable.

        5. Additional Amendment of Lease Terms - Parcelization of the Land. In the event Landlord elects to, and is able to obtain the Parcel Map in connection with (or at any time following) the approval of the Site Development Permit and/or the construction of the Second Building, then effective on Commencement of Construction, the Lease shall be further amended as follows:

             (a) Land. The definition of the term "Land" as set forth Paragraph 2(a) of the Lease shall be amended to refer to Parcel 1, and Exhibit A attached to the Lease shall be deleted and replaced with the legal description of Parcel 1.

             (b) Total Project. The term "Total Project" shall mean and refer to the Project.

             (c) Parking. In the event the number of parking spaces located on the Land (i.e., Parcel 1) and the number of parking spaces located on Parcel 2, respectively, satisfy the code requirements of the City of San Jose, Tenant shall be entitled to use only those parking spaces located on the Land (with such use being Tenant's exclusive use), and the owner of Parcel 2 shall not be entitled to use parking spaces located on Parcel 1. Notwithstanding the foregoing sentence, in no event shall Tenant be provided less than 200 parking spaces on Parcel 1 (and if applicable, Parcel 2) for Tenant's use.

             In the event either the number of parking spaces located on the Land (i.e., Parcel 1) or the number of parking spaces located on Parcel 2 does not satisfy the code requirements of the City of San Jose, then the CC&Rs shall provide the owner and tenant of Parcel 1 or Parcel 2 (as the case may be) the right to use, on a non-exclusive basis, a sufficient number of parking spaces located on the other parcel to satisfy the code requirements of the City of San Jose. Tenant shall have the parking rights granted to the owner of Parcel 1 under the CC&Rs, and Tenant's use of Parcel 1 shall be subject to the rights to the owner of Parcel 2 under the CC&Rs.

             (d) Maximum Secured Borrowings. Paragraph 20.A. of the Lease shall be deleted.

        6. Additional Amendment of Lease Terms - No Parcelization of the Land. In the event Landlord does not elect to, or is not able to obtain the parcelization of the Land on terms and conditions acceptable to Landlord in connection with approval of the Site Development Permit and/or construction of the Second Building, then the terms and conditions of Section 5. shall not apply and, effective as of the Commencement of Construction, the Lease shall instead be further amended as follows:

             (a) Premises. The term "Premises" shall mean the Building, together with certain rights in the Land appurtenant thereto, as more particularly set forth below.

             (b) Land. In addition to the real property described in Paragraph 2(a) of the Lease, the term "Land" shall mean and include the site improvements constructed or to be constructed by Landlord outside the exterior of the Building and the Second Building, consisting of parking areas, sidewalks, access driveways, landscaping and other site improvements shown on the Site Plan or as constructed in accordance with the Site Development Permit.

             Tenant shall have the following rights with respect to the Land:
(i) the nonexclusive right to use not more than two hundred (200) parking spaces on the Land not allocated for the exclusive use of another tenant of Landlord; and (ii) such other rights as are necessary and convenient to Tenant's possession of the Premises or performance of Tenant's obligations under this Lease. In addition, Landlord grants to Tenant a non-exclusive easement for vehicular ingress and egress in and over the paved roadways on the Land and pedestrian ingress and egress in and over the Land.

             Landlord reserves the right to grant to tenants of the other building which now exists or may hereafter be constructed upon the Land, and to the agents, employees, servants, invitees, contractors, guests, employees, savants, invitees, contractors, guests, customers and representatives of such tenants or to any other user authorized by Landlord, the non-exclusive right to use the Land for pedestrian and vehicular ingress and egress and vehicular parking and the exclusive right to use parking spaces on the Land.

             (c) Total Project. The term "Total Project" shall mean and refer to the Project.

             (d) Rent During Extended Term. Paragraph 5.G. of the Lease shall be amended as follows:

                    (i) In the fourth line, the word "Project" shall be deleted and replaced with the word "Premises".

                    (ii) In the eleventh through the thirteenth lines, the words "and without taking into consideration the value of the Expansion Project constructed or installed by Tenant at Tenant's sole cost" shall be deleted.

                    (iii) The last sentence of Paragraph 5.G. shall be deleted.

             (e) Prorata Share. The term "Prorate Share" shall mean the percentage determined by dividing the square footage of gross leasable area in the Building by the total of square footage of gross leasable area of the Building and the Second Building. In the event the Second Building is comprised of 100,186 gross square feet, then Tenant's Prorata Share shall be thirty-seven percent (37%).

             (f) Property Taxes. The first sentence of Paragraph 8.B. of the Lease shall be deleted and replaced with the following sentence:

             "Tenant shall pay, as additional rent, (i) Tenant's Prorata, Share of all Property Taxes levied or assessed with respect to the Land and (ii) all Property Taxes levied or assessed with respect to the Building and Tenant Improvements referred to in Paragraph 2 above which become due or accrue during the Term of this Lease."

             In addition, the portion of the last sentence of the first paragraph of paragraph 8.B. reading "however, the amount of Property Taxes allocable to the entire Land shall not be prorated based on the fact that the Expansion Building(s), if applicable, may be completed after the Building" shall be deleted.

             (g) Insurance . The first sentence of Paragraph 9.B. of the Lease shall be deleted and replaced with the following sentence:

             "Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance insuring Landlord and Tenant against (i) claims and liabilities arising out of the operation, use, or occupancy of the Building, and (ii) claims and liabilities arising out of the operation, use, or occupancy of the Land and all areas appurtenant thereto, including parking areas, by Tenant sad Tenant's agents, employees, contractors and invitees."

             (h) Utilities. The first paragraph of Paragraph 10 of the Lease shall be deleted and replaced with the following:

             Tenant shall pay for (i) all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges and all other services supplied to or consumed in the Building, and all taxes and surcharges thereon, and (ii) Tenant's Prorata Share of all water, gas, light, power, electricity, trash pick-up, sewer charges and all other services supplied to or consumed on the Land or in connection with the site improvements (comprising part of the Land as defined in Section 6(b) above), and all taxes and surcharges thereon.

             Tenant shall reimburse Landlord for its Prorata Share of utilities provided to the Land and Site Improvements in the same manner as set forth in.
Section 6(i)(i) below.

             (i) Repairs and Maintenance. -

                    (i) Landlord's Repairs. Paragraph 11.A shall be amended by adding the following paragraphs:

                    Landlord shall keep and maintain the Land in good order and repair. The manner in which the Land shall be maintained and the expenditures for such maintenance shall be at the reasonable discretion of Landlord. The term "repair" shall include replacements, restorations and/or renewals when necessary. Tenant shall reimburse Landlord for Tenant's Prorata Share of the cost of maintenance and repairs of the Land, unless such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its employees, agents or invitees, in which event Tenant shall reimburse Landlord for the entire cost thereof. To the extent any costs incurred by Landlord to maintain or repair (as defined above in this paragraph) the Land shall constitute a capital expenditure(s), such capital expenditure(s) shall be amortized at ten percent (l0%) per annum over the reasonably estimated useful life of the repair or maintenance item, and Tenant shall reimburse Landlord monthly for Tenant's Prorata Share of such amortized cost commencing on the date such maintenance or repair item is completed through the earlier of (i) Lease termination, or (ii) the expiration of the amortization period. Landlord shall notify Tenant of the amount of such reimbursement promptly following the date such capitalized maintenance or repair item is completed.

                    Landlord shall have no obligation to make repairs to the Land under this Subparagraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. However, in the event of circumstances posing imminent risk of personal injury or property damage, Tenant, upon notice to Landlord, shall have the right, but not the obligation, to make such repairs and Landlord shall reimburse Tenant the reasonable cost thereof within thirty (30) days after presentation of Tenant's invoice.

                    Tenant shall pay Tenant's Prorata Share of the cost of maintenance and repairs of the Land to Landlord as Additional Rent and without deduction or offset. Payment of Tenant's Prorata Share of the cost of maintenance and repairs of the Land by Tenant shall be made by whichever of the following methods is from time to time designated by Landlord, and Landlord may change the method of payment at any time. Tenant's Prorata Share of the cost of maintenance and repairs of the Land actually incurred or paid by Landlord but not theretofore billed to Tenant, as invoiced by Landlord, shall be payable by Tenant within ten (10) days after receipt of Landlord's invoice, but not more often than once each calendar month. Alternatively, Tenant's payment of Tenant's Prorata Share of the cost of maintenance and repairs of the Land shall be based upon Landlord's estimate thereof and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing with the month following receipt of Landlord's estimate (and subject to Landlord's right to change the method of payment). Within one hundred twenty (120) days after the end of each calendar year (or at Lease termination), Landlord shall furnish Tenant a statement showing the actual costs of maintenance and repair of the Land for the period to which Landlord's estimate pertains and shall concurrently either bill Tenant for the balance due (payable upon demand by Landlord) or credit Tenant's account for the excess previously paid.

                    (ii) Tenant's Repairs. Paragraph 11.B. shall be amended by deleting the words "parking areas, exterior landscaping". Landlord, and not Tenant, shall maintain and repair the Land (including, without limitation, the site improvements comprising part of the Land).

             (j) Alterations. Paragraph 12 of the Lease shall be amended to provide that Tenant shall make no alterations to the Land (including, without limitation, the site improvements comprising part of the Land).

             (k) Condemnation. Paragraph 16.A of the Lease shall be amended to provide that the reference to "parking areas" shall mean and refer to the number of parking spaces allocated for Tenant's use in Section 6(b) above.

             (1) Maximum Secured Borrowings. Paragraph 20.A of the Lease shall be deleted. Any Security Instrument may encumber the Land, the Building and the Second Building.

             (m) Landlord Loan or Sale. Paragraph 27 of the Lease shall be amended to provide that any deed of trust or mortgage may cover the Land, the Building and the Second Building.

        7. Additional Amendment of Lease Terms - Subsequent Parcelization. If the Land is parcelized at any time after the initial approval of the Site Development Permit and/or construction of the Second Building, then effective as of the date of such parcelization, the Lease shall be amended as provided in Section 5 above.

        8. Reinstatement of Lease Terms. In the event Landlord determines, at any time prior to Landlord's receipt of the Site Development Permit, to abandon its efforts to obtain the Site Development Permit, Landlord shall so notify Tenant in writing (the "Reinstatement Notice"). Effective on the date of the Reinstatement Notice, this Second Amendment shall be of no further force or effect, and the terms and conditions of the Lease (including, without limitation, Tenant's right to construct, or cause to be constructed, the Expansion Project) shall be reinstated in full. Notwithstanding the foregoing, or anything to the contrary in this Second Amendment, in the event that the Approval Date (as defined in Section 2(a) above) has not occurred on or before July 31, 2000, this Second Amendment shall be of no further force or effect, and the terms and conditions of the Lease (including, without limitation, Tenant's right to construct, or cause to be constructed the Expansion Project) shall be reinstated in full.

        9. Consents. The effectiveness of this Second Amendment is expressly subject to and conditioned upon (i) Landlord's obtaining the approval of its lender, Comerica-Bank California ("Lender"), to the terms and conditions hereof, and (ii) Tenant obtaining the approval of WDC to the terms and conditions hereof. Landlord and Tenant, respectively, agree to use reasonable efforts to obtain the consent of Lender and WDC, respectively, to this Second Amendment as soon as reasonably possible, and prior to the execution hereof if so required.

        10. No Increase in Tenant Obligations/Decrease in Rights: Except as otherwise expressly provided in this Second Amendment, in no event shall:

             (i) Tenant's obligations under the Lease (financial or otherwise) be increased in any material manner by virtue of Landlord's development of Parcel 2 (and in no event shall any Additional Rent obligations of Tenant under the Lease be increased by virtue of Landlord's development of Parcel 2); and

             (ii) Tenant pay, or be responsible for in any respect, any costs, charges, losses or expenses, of any kind or nature, associated with Landlord's development of Parcel 2 (except to the extent such costs, charges, losses or expenses are caused by, result from or are related to the acts, omissions, negligence or willful misconduct of Tenant or any of its agents, employees, contractors, guests, invitees, licensees or other representatives); and

             (iii) Tenant's rights under the Lease (other than Tenant's right to use Parcel 2 for other than parking purposes as set forth herein, and Tenant's rights to the Expansion Project as set forth herein) be in any material manner diminished by Landlord's development of Parcel 2.

        11. Landlord's Indemnity: Landlord shall defend, indemnify and hold harmless Tenant and its officers, directors, employees, agents, assignees and sublessees under the Lease, invitees and representatives, from and against any and all claims, damages, losses, costs and expenses, including attorneys' fees, and any other losses of any kind or nature, whether direct or indirect, relating in any way to or arising out of the negligence or willful misconduct of Landlord, its officers, directors, employees, agents, representatives, contractors or subcontractors relating in any way to the development of Parcel 2 by Landlord; provided, however, in no event shall Landlord be liable under this Section 11 for any claims of lost profits, loss of business or loss of income.

        12. Landlord's Insurance: From Commencement of Construction to the completion of the development of Parcel 2, Landlord (or if the development is to be performed by a general contractor, the general contractor) shall be required to maintain the following insurance at its own cost and expense and shall provide Tenant certificates demonstrating proof of such insurance:

             (i) Worker's Compensation and Employer's Liability Insurance in an amount not less than the amount prescribed by law;

             (ii) Comprehensive Automobile Liability Insurance (owned, non-owned, and hired) with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate; and

             (iii) Commercial General Liability Insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate which policy shall have broad-form contractual liability coverage and umbrella and excess coverage also having broad-form contractual liability coverage with a limit of not less than Five Million Dollars ($5,000,000) each occurrence and in the aggregate.

Tenant, any future assignee of the Lease or sublessee under the Lease (of whom Landlord has received written notice) and WDC shall be named additional insureds on the policies set forth in Paragraph 12(ii) and (iii) above. All subcontractors shall maintain the same insurance as provided in 12(i) through
(iii) above except to the extent the subcontractor would already be covered under the insurance to be maintained under Paragraph 12(i) through (iii) by Landlord or its general contractor, as applicable. The insurance to be maintained by Landlord (if applicable) hereunder is subject to the waiver of subrogation provisions of Paragraph 9E of the Lease (but only to the extent of property damage covered by such insurance). The insurance policies provided in Paragraph 12(i) through (iii) shall provide that Tenant shall be notified thirty
(30) days in advance of the cancellation date of such policies. In the event that the parties required to maintain insurance hereunder fail to maintain such insurance, Tenant shall have the right to acquire such insurance and bring an action against Landlord for reimbursement of such insurance premium reasonably paid by Tenant in curing Landlord's default.

        13. Non-Interference With Tenant's Operations. In no event shall Landlord's development of Parcel 2 unreasonably interfere with Tenant's (or its assignee's or sublessee's) operations on, occupancy or use of the Premises. After Commencement of Construction and during the course of construction until completion of the development of Parcel 2, Landlord shall provide Tenant, on a monthly basis, a schedule of planned development activities.

        14. Subordination. Notwithstanding anything to the contrary in the Lease, the Lease and this Second Amendment shall not be subject to or subordinate to any future ground or underlying lease or to any future lien, mortgage, deed of trust, or security interest hereafter affecting the Premises (a "Future Security Interest"), nor shall Tenant be required to execute any documents subordinating the Lease and this Second Amendment to any such Future Security Interest, unless the ground lessor, lender or other holder of the interest to which the Lease and this Second Amendment shall be subordinated contemporaneously executes a recognition and non-disturbance agreement which (i) provides, inter alia, that the Lease and this Second Amendment shall not be terminated so long as Tenant is not in default under the Lease, as amended by this Second Amendment, and (ii) recognizes all of Tenant's rights under the Lease, as amended by this Second Amendment.

        15. Effect of Amendment. Except as otherwise modified by this Second Amendment, the terms of the Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Second Amendment and the Lease, the terms of this Second Amendment shall control.

        16. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date and year first written above.

                                       LANDLORD:

                                       ENZO DRIVE, LLC,
                                       a California limited liability company

                                       By:  /s/ SCOTT R. TROBBE
                                          ------------------------------------

                                       Name:  Scott R. Trobbe
                                            ----------------------------------

                                       Its:  Member
                                           -----------------------------------


                                       TENANT:

                                       KOMAG INCORPORATED,
                                       a Delaware corporation

                                       By:  /s/ WILLIAM L. POTTS JR.
                                          ------------------------------------

                                       Name: William L. Potts, Jr.
                                            ----------------------------------

                                       Its: SVP., CFO.
                                           -----------------------------------

The terms and conditions of the foregoing Second Amendment to Lease Agreement are accepted and agreed to:

WDC:

WESTERN DIGITAL CORPORATION,
a Delaware corporation

By:  /s/ CINDY M. CAMPOS
   ------------------------------------

Name: Cindy M. Campos
     ----------------------------------

Its: Real Estate Specialist
    -----------------------------------

                                   EXHIBIT A

                                   Site Plan

                                [to be attached}

                       FIRST AMENDMENT TO LEASE AGREEMENT

        This First Amendment to Lease Agreement is entered into as of this day of January, 1998, by and between ENZO DRIVE, LLC, a California limited liability company ("Landlord") and WESTERN DIGITAL CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS

        A. Landlord and Tenant have entered into that certain Lease Agreement dated September 15, 1997 (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain real property, consisting of approximately 10.658 acres, more or less, located in the City of San Jose as more particularly described in the aforementioned Lease (the "Land") together with that certain R&D building containing approximately fifty-eight thousand seven hundred eighty-five (58,785) square feet to be constructed on the Land by Landlord in accordance with the terms of an Improvement Agreement attached to the Lease (collectively, the "Premises").

        B. Landlord and Tenant now desire to modify or amend the Lease as more particularly stated below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Tenant hereby acknowledges that Landlord intends to enter into that certain Agreement for Purchase and Sale of Property attached hereto as Exhibit "A" and made a part hereof (the "Water Company Agreement"), and that Tenant has no objection to Landlord executing the same. Tenant acknowledges and agrees that in the event escrow closes under the Water Company Agreement, the Site described therein shall no longer comprise part of the Land described in the Lease and that Tenant shall no longer have any rights or interest in, or obligations with respect to, the Site (including, without limitation, any right to possess the Site). Following the close of escrow under the Water Company Agreement, the Premises described in the Lease shall no longer include the Site.

        2. Following the close of escrow under the Water Company Agreement, Tenant acknowledges and agrees that its rights and interests under the Lease shall be subject and subordinate to the Permanent Easement described in the Water Company Agreement. Tenant has no objection to Landlord selling the Site to the Great Oaks Water Company, nor does it have any objection to Landlord granting the Great Oaks Water Company the Permanent Easement described in the Water Company Agreement.

        3. Nothing stated herein should be construed or interpreted as a representation or warranty by Landlord that Great Oaks Water Company will provide, sell or deliver water to the Premises described in the Lease.

        4. Except as otherwise modified by this First Amendment, the terms of the original Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this First Amendment and the original Lease, the terms of this First Amendment shall control.

        5. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first written above.


                                       ENZO DRIVE, LLC, a California limited
                                       liability company

                                       By:

                                       Its:

                                       WESTERN DIGITAL CORPORATION, a Delaware
                                       corporation

                                       By:

                                       Its:

                   AGREEMENT FOR PURCHASE AND SALE OF PROPERTY

        This Purchase and Sale Agreement ("Agreement") is entered into as of the Agreement Date by and between ENZO DRIVE, LLC, a California limited liability company ("Seller") having an address of 511 Division Street, Campbell, CA 95008, and GREAT OAKS WATER COMPANY, a California corporation ("Buyer") having an office at 23 Great Oaks Boulevard, Suite L, San Jose, California, 95119.

                                    RECITALS

        A. These Recitals refer to and utilize certain capitalized terms which are defined in Article I of this Agreement. The parties intend to refer to those definitions in conjunction with the use of capitalized terms in these Recitals.

        B. Seller owns the Property, a portion of which will be purchased by the Buyer.

        C. The Property is located within Buyer's water service area so Buyer is required to provide necessary water services in the surrounding area which will require Buyer to install and operate the Well.

        D. Buyer will access the Well by the Permanent Easement.

        E. During the installation of the Well, Buyer will store any resulting debris on Property adjacent to the Site by means of a temporary right of entry granted to Buyer by Seller.

        F. Seller desires to sell the Site and grant the Permanent Easement to Buyer and Buyer desires to buy the Site and to accept the Permanent Easement.

        G. Seller currently leases the Property to Western Digital Corporation, a Delaware corporation, ("Lessee").

        H. It is the intent of the parties to convey the Site by separate grant deed.

        NOW THEREFORE, in consideration of the covenants and conditions set out hereinabove and hereinafter the parties agree to the following:

                                    AGREEMENT

                                    ARTICLE 1

                            DEFINITIONS AND EXHIBITS

        Section 1.1. Definitions. The following defined terms used in this Agreement shall have the following meaning and definition:

        (a) "Agreement" means this Agreement.

        (b) "City" means the City of San Jose, California.

        (c) "Close of Escrow" or "COE" shall be the date the Site is conveyed from Seller to Buyer presently anticipated to be not later than December 31, 1998, unless extended by written agreement of the parties, provided, however, that either Buyer or Seller shall have the right, on written notice to and approval of the other, to extend COE in order to provide sufficient time for completion and establishment of the Site and related easements.

        (d) "Date of Execution" is the latest date that this Agreement is executed by the Seller or the Buyer.

        (e) "Escrow Holder" and "Title Company" shall mean Santa Clara Land and Title Company.

        (f) "Permanent Easement" shall mean and refer to a Permanent Easement to be granted by Seller across a portion of the Property, the Permanent Easement being more particularly described in Exhibit C, attached and incorporated herein by this reference. The easement will be used for the various purposes of vehicular ingress and egress, installment and maintenance of Well and other activities incident or appurtenant to the Site and other purposes as necessary for Buyer's full and complete utilization of the Site for installation of the Well and the sale and delivery of water and other purposes reasonably related thereto.

        (g) "Property" means property owned by Seller located at the comer of Enzo Drive and Ru Ferrari Drive in the City of San Jose, more particularly shown by Assessor Map APN 678-06-021 and 678-06-008 attached hereto as Exhibit A.

        (h) "Purchase Price" means as set in Section 2.1.

        (i) "Site" means the property to be conveyed from Seller to Buyer for the installation and operation of the Well referenced in Section 2.6 more particularly described in Exhibit B, attached and incorporated herein by this reference.

        (j) "Well" means the water well to be built on the Site by Buyer.

        Section 1.2. Exhibits. The following exhibits are attached to and incorporated by reference in this Agreement:

        Exhibit A Legal Description of the Property

        Exhibit B Legal Description of the Site

        Exhibit C Legal Description of the Permanent Easement

                                   ARTICLE II

                                PURCHASE AND SALE

        Section 2.1. Purchase and Sale. For one dollar ($1.00) and other good and valuable consideration the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to buy the Site in fee simple, by a duly executed and recorded grant deed and Seller agrees to sell and Buyer agrees to buy the Permanent Easement.

        Section 2.2. Purpose. The purpose of this purchase and sale is to enable Buyer to purchase and own the Site and to install and operate the Well to collect water for sale and general usage and to provide for Buyer and its successors, assigns, designees or licensees sufficient and permanent access for utilization of the Site (by way of the Permanent Easement). The Site shall be maintained, at all times, by Buyer, at its sole cost and expense, in good condition and repair. This Agreement shall also enable Buyer to store any debris collected resulting from the installation of the Well on the Property, recognizing that upon completion of the Well, Buyer will remove, at its sole cost and expense, any debris stored on the Property resulting from the construction. The obligations of Buyer under this Section 2.2 shall survive the Close of Escrow hereunder.

        Section 2.3. Payment of Purchase Price. The Purchase Price shall be paid to Seller in cash at Close of Escrow.

        Section 2.4. Permanent Easement. Seller acknowledges that the purpose of the Permanent Easement is to provide Buyer access for vehicular ingress and egress, installment and maintenance of Well and other activities incident or appurtenant to the Site and other purposes as necessary for Buyer's full and complete utilization of the Site for installation of the Well and the sale and delivery of water and other purposes reasonably related thereto. Buyer hereby agrees to repair any damage to the Permanent Easement caused directly by Buyer, its agents, consultants or contractors at its sole cost and expense both before and after COE. Upon discovery of any damage to the Permanent Easement, Seller shall notify Buyer in writing of the damage. The obligations of Buyer under this
Section 2.4 shall survive the Close of Escrow hereunder.

        Section 2.5. Placement of a Fence Surrounding the Site. Buyer shall, at its sole cost and expense, build and maintain a permanent fence around the Well in the manner determined acceptable to the City and Seller (and Lessee if it is a tenant of Seller possessing or occupying any portion of the Property adjacent to the Site). Under no circumstances shall the fence be a chain link fence. Buyer shall, at its sole cost and expense, provide or furnish landscaping around the perimeter of the fence so as to screen the well site from the balance of the Property. If City requires other permitted improvements to the Site and directly related to the Site only, Buyer shall be responsible, at its sole cost, for the costs of such improvements. The obligations of Buyer under this Section 2.5 shall survive the Close of Escrow hereunder.

        Section 2.6. Conveyances. At COE, Seller shall convey to Buyer, by grant deed (the "Grant Deed"), fee simple title to the Site. The Grant Deed shall describe the Site by its metes and bounds description. In addition, Seller shall convey, by metes and bounds, to Buyer the Permanent Easement. The conveyance of the Site is subject to: (i) current general and special taxes and the assessments not yet delinquent; (ii) all matters shown on a preliminary report for the Site issued by the Title Company (the "Preliminary Report") which are acceptable to Buyer in writing; (III) all matters which would be revealed by an inspection of the Site; and (iv) matters affecting the condition of title to the Site created by or with the written consent of Buyer. Evidence of title to the Site shall be in the form of a C.L.T.A.

Standard Coverage Owner's Policy of title insurance (the "Title Policy") naming Buyer as the insured, or at Buyer's option, a binder for such Title Policy. The Title Policy, to be paid for by Buyer, shall be in an amount of Twenty Five Thousand Dollars ($25,000).

        Section 2.7. Indemnification. Buyer shall indemnify, defend, and hold Seller and Lessee, their agents, employees, members, lenders, and their respective successors and assigns, harmless from and against any and all liabilities, causes of action, judgments, costs (including, but not limited to, attorneys' fees), loss, expense, claim, damage, and injury to person or property arising in connection with the performance of Buyer's rights and obligations under this Agreement. Buyer shall maintain the Site free of liens or encumbrances arising from Buyer's investigation or inspection of the Site and shall hold Seller and Lessee harmless from any claim or lien arising from the work. Buyer shall return the Site to its original condition upon completion of its inspection and investigation. Buyer shall, at Buyer's expense, at all times, obtain and keep in force a policy of comprehensive public liability insurance with policy limits of Two Million Dollars ($2,000,000) per occurrence. The limit -of -said insurance shall not limit the liability of the Buyer hereunder. Buyer may carry such insurance under a blanket policy provided such insurance adds Seller and Lessee as additional insureds. Prior to entry on the Site, Buyer shall deliver to Seller certificates evidencing the existence and amounts of such insurance and naming Seller, its members and lender as additional insured. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Seller. The obligations of Buyer under this Section 2.7 shall survive the Close of Escrow hereunder or the earlier termination of this Agreement.

        Section 2.8. Documents. At the reasonable request of Buyer, Seller shall make available for inspection by Buyer during reasonable business hours, without representation or warranty, all reports, studies, surveys, maps, correspondence, and other documents in the possession or control of the Seller relating to the Site ("Property Documents"); provided, however, that the Property Documents shall not include, and Seller shall not be obligated to make available for inspection by Buyer, reports, correspondence, documents, or other information of any nature whatsoever which relate to any financial and economic matters of the Property, all matters which would normally be considered to be business or trade secrets of an owner, developer, lessor and operator of real property, or all matters which are protected by the attorney-client privilege or any other legally recognized privilege.

        Section 2.9. Interim Construction/Access For Use.

             Section 2.9.1 Right of Entry. After the Date of Execution and until Close of Escrow or termination of this Agreement, Buyer and its agents or consultants shall have access to the Site to conduct inspection and investigation including, without limitation, such soil and environmental inspections as Buyer may deem appropriate. Buyer shall pay all costs associated with such investigations and inspections.

             Prior to COE Seller hereby grants to Buyer, at Buyer's sole option, an irrevocable right to enter upon the Property and utilize the Site and to use the Permanent Easement as provided in this Agreement for the purposes of allowing Buyer to begin and complete construction of the Well and to operate the Well in such manner and fashion deemed, at Buyer's sole option, necessary to pump water and utilize the Well for Buyer's purposes. Any entry upon the Site or the Property by Buyer or its agents, employees, contractors or subcontractors shall be undertaken without interference with Lessee.

             All rights of Buyer under this section shall terminate upon default of Buyer. If this Agreement is terminated for any reason prior to COE, Buyer shall, at its sole cost and expense, restore the Site to its condition prior to entry. All entry on the Property prior to COE is subject to the terms and conditions of this Agreement, including, without limitation, the terms and conditions of maintenance, insurance, and indemnification of Seller and Lessee. The obligations of Buyer upon this paragraph shall survive termination of this Agreement.

             Section 2.9.2. Buyer's Cost. All construction on the Site shall be done at Buyer's sole cost and expense. Buyer shall obtain all necessary permits and shall construct the improvements in compliance with all applicable laws. Buyer shall indemnify, defend and hold Seller and Lessee, their agents, employees, members, lenders, and their respective successors and assigns harmless from any and all loss, expense, claim, damage or injury to persons or property arising in connection with Buyer, its agents, consultants, and contractors, activity on the Site or the Permanent Easement, including, without limitation, mechanic's liens. The obligations of Buyer under this paragraph shall survive the termination of this Agreement or the Close of Escrow hereunder.

        Section 2.10. Seller's Representations and Warranties. For the purpose of consummating the sale and purchase of the Site and the Permanent Easement in accordance herewith, Seller makes the following representations and warranties to Buyer as of the Date of Execution and as of the COE unless otherwise specified below, which representations and warranties shall survive COE by one year:

             Section 2.10.1. Authority . Subject to Seller obtaining Lessee's consent to this Agreement, Seller has the full right, power and authority to enter into this Agreement and to perform the transactions contemplated hereunder.

             Section 2.10.2. Valid and Binding Agreements . This Agreement and all other documents delivered by Seller to Buyer now or at COE have been or will be duly authorized and executed and delivered by Seller and subject to Seller obtaining Lessee's consent to this Agreement are lgal, valid and binding obligations of Seller sufficient to convey to Buyer the Site and the Permanent Easement described therein, and are enforceable in accordance with their respective terms and, to the actual knowledge of Seller, do not violate any provisions of any agreement to which Seller is a party or by which Seller may be bound.

             Section 2.10.3 Good Title. Seller has, and at COE shall have, good, marketable and indefeasible fee simple title to the Site and the Permanent Easement and the interests therein to be conveyed to Buyer hereunder.

             Section 2.10.4 Condition of the Site. Except or otherwise disclosed to Buyer, to the best of Seller's knowledge without inquiry or investigation:
(I) the Site is not in violation of, nor has been under investigation for, a violation of federal, state or local law or regulation relating to environmental conditions or hazardous materials or waste; (ii) neither Seller nor any thir dparty hve used, generated or manufactured, stored or disposed in, on, or under the Site any hazardous materials or waste; and (iii) that there has been no discharge, migration or release or any hazardous waste or material from, onto, under or about the Site.

             Section 2.10.5 Development of the Site. Subject to Seller obtaining Lessee's consent to this Agreement, Seller knows of no facts nor has Seller misrepresented any fact which would prevent Buyer from using the Site or the Permanent Easement during the installation of the Well.

             Section 2.10.6 Legal Disputes. To the best of Seller's knowledge as of th eDate of Execution, there is no ongoing or threatened litigation or other legal disputes concerning any aspect of the sale to Buyer.

        Section 2.11. Buyer's Representations and Warranties. For the purpose of consummating the sale and purchase of the Site in accordance herewith, Buyer makes the following representations and warranties to Seller as of the date this Agreement is fully executed and as of the Date of Execution which representations and warranties shall survive COE by one year.

             Section 2.11.1 Authority. Buyer has the full right, power and authority to enter into this Agreement and to perform the transactions contemplated hereunder.

             Section 2.11.2. Valid and Binding Agreements. This Agreement and all other documents delivered by Buyer to Seller now or at COE have been, or will be, duly authorized, executed and delivered by Buyer and are legal, valid and binding obligations of Buyer sufficient to allow conveyance to Buyer of the Site and the Permanent Easement described therein, and are enforceable in accordance with their respective terms and do not violate any provisions of any agreement to which Buyer is a party or by which Buyer may be bound.

                                   ARTICLE III

                           ESCROW AND CLOSE OF ESCROW

        Section 3.1. Escrow and Possession. Seller shall open an escrow with the Title Company within two (2) business days after the Date of Execution. All escrow instructions shall be consistent with the terms and conditions of this Agreement. COE means the moment when the last of the Grant Deed and Easement Deed is recorded. Title shall be conveyed as provided in section 2.6 above and possession given to Buyer at COE. COE shall occur on or before December 31, 1998. Each party shall timely deposit such documents, monies, and any additional written escrow instructions with the Escrow Holder as may be necessary for the conveyance of the Site and the Permanent Easement in accordance with the terms of this Agreement. A fully executed copy of this Agreement shall be deposited with Title Company to serve as escrow instructions to Title Company; provided that the parties may execute such additional supplementary or customary escrow instructions as Title Company may reasonably require. This Agreement may be amended or supplemented by explicit additional escrow instructions signed by both parties, but the printed portion of such escrow instructions shall not supersede any inconsistent provisions contained in this Agreement. Title Company is hereby appointed and instructed to deliver, pursuant to the terms of this Agreement, the documents and monies to be deposited into the escrow as herein provided.

        Section 3.2. Buyer's Conditions to Close. Buyer's obligation to perform under this Agreement is conditioned upon:

             Section 3.2.1. Buyer's Approval of the Preliminary Report. Buyer shall have not less than ten (10) days from receipt of the Preliminary Title Report to complete its review and approval.

             Section 3.2.2. Easement Buyer and Seller have agreed to, and Seller has executed the Permanent Easement and delivered such documents into escrow, all to be recorded at COE.

             Section 3.2.3. Grant Deed. Delivery by Seller into escrow of the Grant Deed conveying fee interest in the Site to Buyer.

             Section 3.2.4. Title Policy. Buyer's receipt at COE of a CLTA Standard Coverage Owner's Policy, or, at Buyer's option, a binder for such Title Policy, issued by Escrow Holder in an amount equal to Twenty-Five Thousand Dollars ($25,000), subject only to those exceptions to title approved by Buyer in writing following a ten (10) working day opportunity to review the exceptions in the title report.

             Section 3.2.5. Viable Property. Confirmation by Buyer, its contractors, agents or consultants that the Site will provide Buyer with a viable water source with which to serve its customers.

        Section 3.3. Seller's Conditions to Close. Seller's obligation to perform under this Agreement is conditioned upon Buyer's deposit of the Purchase Price into escrow and Buyer's naming Seller and its members and lender and lessee as additional insureds on Buyer's liability insurance.

        Section 3.4. Closing Costs and Prorations. Buyer shall pay all transfer taxes, all escrow fees, the premium for the Title Policy, all notary, document preparation, and recording fees. General and special real property taxes shall be prorated as of the date of the Close of Escrow. Each party shall pay the legal fees incurred by its own legal counsel.

                                   ARTICLE IV

                              DEFAULT AND REMEDIES

        Section 4.1. Default by Seller. In the event of Seller's default, Buyer may obtain specific performance of this Agreement and may seek any other remedy available to Buyer at law or equity.

        Section 4.2. Default by Buyer. Because the purchase and placement of the Well is for the benefit of Seller, in the event of Buyer's default in the acquisition of the Site and Permanent Easement, Seller agrees and affirms that Seller shall have no further remedy at law or equity to enforce this Agreement except to retain the amount of money placed in escrow by Buyer. Notwithstanding the preceding, if Buyer breaches any of its obligations under Sections 2.2, 2.4, 2.5, 2.7, 2.9.1, and 2.9.2, then Seller may pursue any rights and remedies available to it at law or in equity.

                                    ARTICLE V

                             CONTINUING OBLIGATIONS

        Section 5.1. Non-hinderance. Buyer agrees it will not hinder Seller and Lessee in their use of the remainder of the Property. The obligation of Buyer under the immediately preceding sentence shall survive the Close of Escrow hereunder.

        Section 5.2. Notices. All notices and demands shall be given in writing by personal service, certified mail (return receipt requested), or by any commercial delivery service which guarantees next business day delivery ("Overnight Service"). Notices and payments required hereunder, shall be considered given when served, when deposited in the United States mail, or when deposited with an Overnight Service. Notices shall be addressed to the parties at their addresses set forth above, provided that if any party gives notice of a change in name or address, notices to the giver of that notice shall thereafter be given as demanded in that notice. Notice shall be accomplished by delivery to: To Seller:

ENZO DRIVE, LLC
511 Division Street
Campbell, CA 95008
Attn: Dan Rosenbaum

Courtesy Copy:

Berliner & Cohen
10 Almaden Blvd., llth Floor
San Jose, CA 95113-2233
Attn: Sam Farb

To Buyer:

GREAT OAKS WATER
23 Great Oaks Boulevard, Suite L
San Jose, CA 95119

Courtesy Copy:

Law offices Of Robert J. Logan
255 West Julian Street, Suite 302
San Jose, CA 95110-2406

        The parties may subsequently change addresses by providing written notice of the change in address to the other party in accordance with this section.

        Section 5.3. Broker's Commissions. Buyer and Seller each covenant to the other that they have not entered into any agreement or incurred any obligation which might result in any obligation to pay a sales or brokerage commission or finder's fee on this transaction to any party or company. Buyer and Seller each shall indemnify and hold harmless the other from any losses, damages, costs, or expenses, including reasonable attorney's fees, incurred by the other due to a breach by the indemnifying party of the foregoing warranty. The obligations of Buyer and Seller under this Section 5.3 shall survive the Close of Escrow or the earlier termination of this Agreement.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

        Section 6.1. Integrated Document. This Agreement supersedes any prior agreements, statements or promises by the parties and contains the entire agreement of the parties on the matters covered.

        Section 6.2. Amendments. Any amendments to this Agreement shall be in writing and signed by all parties hereto.

        Section 6.3. Interpretation. This Agreement shall be interpreted under the laws of the State of California. The provisions of this Agreement were negotiated by all the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto. Time is of the essence of this Agreement

        Section 6.4. Binding on Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

        Section 6.5. Partial Invalidity. If any provision of this Agreement shall be held invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected and shall be enforced to the greatest extent permitted by law.

        Section 6.6. Costs and Attorney's Fees. If either party institutes an action to enforce or interpret the terms of this Agreement, the losing party shall pay to the prevailing party the reasonable attorneys' fees and costs of the prevailing party.

        Section 6.7. Captions and Headings. Captions and headings in the Agreement are for convenience of reference only, and are not to be considered in construing the Agreement.

        Section 6.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the Date of Execution.

BUYER                                  SELLER:
GREAT OAKS WATER COMPANY,              ENZO DRIVE, LLC, a California
a California corporation               limited liability company
By:                                    By:
Name:                                  Name:
Its:                                   Its:
Date:                                  Dated:

                                       By:

 ACKNOWLEDGEMENT REQUIRED]             Name:

                                       Its:

                                       Dated:

                                       [ACKNOWLEDGEMENT REQUIRED]

                                    EXHIBIT A
                                Legal Description

  ALL OF THAT CERTAIN REAL PROPERTY SITUATE IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL ONE:

BEGINNING AT A POINT ON THE NORTHEASTERLY LINE OF MONTEREY ROAD. AS THE SAME WAS ESTABLISHED IN THE DEED FROM DOMINGOS T. BORGE, ET UX, TO THE STATE OF CALIFORNIA, DATED JANUARY 7, 1937 RECORDED MARCH 2, 1937 IN BOOK 815 OF OFFICIAL RECORDS, PAGE 80, SAID POINT BEING THE MOST EASTERLY CORNER OF THAT CERTAIN
0.031 ACRE PARCEL DESCRIBED IN THE ABOVE MENTIONED DEED AND ALSO BEING ON THE SOUTHEASTERLY LINE OF THAT CERTAIN 29.58 ACRE PARCEL OF LAND DESCRIBED IN THE DEED FROM JACK TURTURICI ET UX. TO LUISA MARIA FERRARI DATED MARCH 12,1946, RECORDED APRIL 12,1946 IN BOOK 1335 OF OFFICIAL RECORDS, PAGE 182, DISTANT THEREON NORTH 37 12' 55" EAST 67.52 FROM THE MOST SOUTHERLY CORNER OF SAID 28.58 ACRE PARCEL; THENCE FROM SAID POINT OF BEGINNING ALONG THE SOUTHEASTERLY LINE OF SAID 28.58 ACRE PARCEL NORTH 37 12' 55" EAST 2,522.68 FEET TO THE MOST SOUTHERLY CORNER OF THAT CERTAIN 10 ACRE PARCEL OF LAND DESCRIBED IN THE DEED FROM LUISA MARIA FERRARI, TO GIOVANNI L. ROMANO, DATED APRIL 11 1957, RECORDED APRIL 15,1957 IN BOOK 3775 OF OFFICIAL RECORDS, PAGE 532, THENCE ALONG A SOUTHWESTERLY LINE OF SAID 10 ACRE PARCEL NORTH 52 47'45" WEST 20.00 FEET, TO A POINT ON A NORTHWESTERLY LINE OF SAID 28.58 ACRE PARCEL; THENCE ALONG SAID LAST MENTIONED LINE SOUTH 37 12'55" WEST 2,522.66 FEET TO THE MOST NORTHERLY CORNER OF SAID
0.031 ACRE PARCEL; THENCE ALONG THE NORTHEASTERLY LINE OF SAID 0.031 ACRE PARCEL SOUTH 52 43' 45" EAST 20.14 FEET TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION THEREOF LYING SOUTHWESTERLY OF THE NORTHEASTERLY LINE OF THE PARCEL OF LAND CONDEMNED TO THE STATE OF CALIFORNIA BY FINAL ORDER OF CONDEMNATION, A CERTIFIED COPY OF WHICH WAS RECORDED APRIL 4, 1972 IN BOOK 9772, PAGE 609 OF OFFICIAL RECORDS.

PARCEL TWO:

BEGINNING AT A STAKE MARKED "B" STANDING AT THE INTERSECTION OF THE CENTER LINE OF THE MONTEREY ROAD WITH THE SOUTHWESTERLY PROLONGATION OF THE FENCE LINE BETWEEN LANDS OF MRS. MURPHY COLOMBET AND WARREN COTTLE, BEING ALSO THE COMMON CORNER FOR LOTS "M" AND "N" IN THE CENTER OF SAID ROAD, AS SHOWN ON THE MAP ACCOMPANYING THE REPORT OF THE REFEREES IN THE SUIT FOR PARTITION ENTITLED "YGNACIO BERNAL ET AL VS. RUFINA BERNAL DE GUINAC ET AL. CASE NO. 5643 IN THE TWENTIETH DISTRICT COURT OF THE STATE OF CALIFORNIA, IN AND FOR THE COUNTY OF SANTA CLARA, AND RUNNING THENCE ALONG THE CENTER OF THE MONTEREY ROAD, S.52 55'
E. 16.36 CHAINS TO A POINT DISTANT NORTHWESTERLY 20 FEET FROM THE COMMON CORNER FOR LANDS OF MRS. MURPHY COLOMBET AND E. VAN EVERY IN THE CENTER OF SAID ROAD, THENCE PARALLEL TO THE FENCE LINE BETWEEN THE LANDS OF SAID VAN EVERY AND MRS MURPHY COLOMBET AND DISTANT THEREFROM TWENTY FEET NORTHWESTERLY, N. 37 E.39.24-1/2 CHAINS TO A 4" X 4" STAKE MARKED 2-3; THENCE AT RIGHT ANGLES N 53 W. 9.85-1/2 CHAINS TO A STAKE MARKED C.M.1 STANDING IN THE CENTER OF THE COYOTE RIVER AND LINE BETWEEN LANDS OF MRS. MURPHY COLOMBET AND EDWARD M. PIERCY AND FROM WHICH STAKE A SYCAMORE 36 INCHES IN DIAMETER MARKED B.T.C.M. 1 BEARS N.84" 30' W. 2.26 CHAINS; THENCE ALONG THE CENTER OF SAID RIVER AND LINE BETWEEN LANDS OF SAID PIERCYAND MRS. MURPHYCOLOMBET WITH THE FOLLOWING COURSES AND DISTANCES:
S. 31 45' W. 4.71-1/2 CHAINS N 86 38'W.5.00 CHAINS AND N. 64 30'W. 2.82 CHAINS
TO THE COMMON CORNER FOR LANDS OF MRS. MURPHY COLOMBET AND WARREN COTTLE IN THE CENTER OF SAID RIVER; THENCE LEAVING SAID RIVER AND RUNNING ALONG THE FENCE LINE BETWEEN THE LANDS OF SAID COTTLE AND MURPHY COLOMBET, S. 37 W. 31.17 CHAINS TO THE PLACE OF BEGINNING. BEING A PART OF LOT "N" AS SET OFF TO JOSE A. AND DANIEL BERNAL IN THE SUIT FOR PARTITION ENTITLED "YGNACIO BERNAL ET AL VS. RUFINA BERNAL DE GUINAC ET Al CASE NO. 5643 IN THE TWENTIETH DISTRICT COURT OF THE STATE OF CALIFORNIA, IN AND FOR THE COUNTY OF SANTA CLARA AND A PART OF LOT 33 OF THE PARTITION OF THE SANTA TERESA RANCHO.

EXCEPTING THEREFROM THAT PORTION THEREOF, LYING NORTHERLY OF THE SOUTHERLY LINE OF THE LAND DESCRIBED IN THE DEED TO THE COUNTY OF SANTA CLARA, RECORDED SEPTEMBER 11,1969 IN BOOK 8665, PAGE 413 OF OFFICIAL RECORDS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF THAT CERTAIN PARCEL OF LAND CONVEYED TO THE SANTA CLARA VALLEY WATER CONSERVATION DISTRICT BY DEED RECORDED JULY 9, 1963 IN BOOK 6094 OFFICIAL RECORDS, PAGE 493. THENCE ALONG THE SOUTHERLY BOUNDARY OF SAID PARCEL SOUTH 39 30' 10" WEST 25.03 FEET, SOUTH 0 02' 10" EAST 31.40 FEET SOUTH 34 56' 30" WEST 25.02 FEET, SOUTH 41 58' 50" WEST 11.95 FEET, SOUTH 26 07'
05" WEST 17.20, SOUTH 71 25' 40" WEST 25.18 FEET, NORTH 79 55' 30" WEST 26.9
FEET, SOUTH 83 40' 30" WEST 125.55 FEET, SOUTH 72 04' 40" WEST 85.72 FEET, SOUTH 64 08' 30" WEST 25.36 FEET, SOUTH 72 32'10", WEST 107.02 FEET. SOUTH 86 03' 10"
WEST 150.01 FEET, NORTH 87 40' 40" WEST 75.48 FEET, NORTH 82 28' 50" WEST 47.38
FEET, NORTH 75 22' 30" WEST 175.01 FEET, AND NORTH 66 13' WEST 56.94 FEET TO THE MOST WESTERLY CORNER THEREOF AND LYING IN THE NORTHWESTERLY LINE OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE DEED FROM ANTHONY LABARBERA, ET AL. TO PETER FILICE AND SONS. A CO-PARTNERSHIP. DATED APRIL 17, 1956 AND RECORDED APRIL 23, 1956 IN BOOK 3474 OFFICIAL RECORDS, AT PAGE 212, SANTA CLARA COUNTY RECOR.DS; THENCE LEAVING SAID SOUTHERLY BOUNDARY AND PROCEEDING ALONG SAID NORTHWESTERLY LINE SOUTH 37 00' WEST 34.71 FEET; THENCE LEAVING SAID NORTHWESTERLY LINE SOUTH 62 17' 10" EAST 5.61 FEET; THENCE SOUTH 74 44' 55" EAST 312.93 FEET. THENCE NORTH 79 19' 42" EAST 764.03 FEET MORE OR LESS TO A POINT ON THE NORTHEASTERLY LINE OF THAT PARCEL OF LAND DESCRIBED IN THE AFOREMENTIONED DEED FROM ANTHONY LABARBERA, ET AL; THENCE ALONG SAID NORTHEASTERLY LINE NORTH 53 00' 00" WEST
145.09 FEET MORE OR LESS TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM, THAT PORTION THEREOF LYING SOUTHWESTERLY AND SOUTHEASTERLY OF THE NORTHEASTERLY AND NORTHWESTERLY LINE OF LAND DESCRIBED IN THE DEED TO THE STATE OF CALIFORNIA RECORDED APRIL 13,1972 IN BOOK 9785, PAGE 674

OF OFFICIAL RECORDS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FOR REFERENCE AT THE MOST WESTERLY CORNER OF THAT PARCEL OF LAND DESCRIBED IN THE DEED TO THE COUNTY OF SANTA CLARA RECORDED SEPTEMBER 22, 1969, IN BOOK 8677 AT PAGE 216, OFFICIAL RECORDS OF SANTA CLARA COUNTY; THENCE ALONG THE PROPERTY LINE COMMON TO THE LANDS, NOW OR FORMERLY, OF THE ESTATE OF ANGELINA FILICE BEEHM AND DANNA AND DANNA, INC., A CORPORATION, S. 37 35'06" WEST, 80.04 FEET TO THE TRUE POINT OF COMMENCEMENT, THENCE S. 55 00'29" E.,
786.52 FEET; THENCE S. 56 09' 14" E.281.42 FEET; THENCE N. 37 31'06", E. 106.62
FEET; THENCES.52 28'54" E., 15.00 FEET TO THE PROPERTY, LINE COMMON TO THE LANDS, NOW OR FORMERLY, OF THE ESTATE OF ANGELOMA FILICE. BEHM AND OF EUGENE FERRARI ET AL; THENCE ALONG LAST SAID COMMON PROPERTY LINE S. 37 31' 06", W.
411.89 FEET; THENCE N. 55 00' 29" W., 1083.00 FEET TO THE FIRST SAID COMMON PROPERTY LINE; THENCE ALONG SAID COMMON PROPERTY LINE N. 37 35' 06" E., 300.31 FEET TO THE TRUE POINT OF COMMENCEMENT.

ARB-NO: 678-6-8 & 678-5-21
APN NO: 678-05-021 678-06-008

November 14, 1997

Job No. 97-246

                                LEGAL DESCRIPTION
                                 OF A WELL SITE

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being as described as follows:

BEGINNING at the Easterly most corner of that certain parcel of land granted to Santa Clara Land Title Company, a California Corporation from Arcadia Development corporation, by that certain Corporation Grant Deed recorded on June 22, 1988 in Book K577, Page 2203 of the Official Records of Santa Clara County, thence from said point of beginning along the northeasterly line of said parcel,
N. 53 23' 51" W, 86.92 feet; thence South 36 36' 09" W., 134.83 feet to the TRUE
POINT OF BEGINNING of this description; thence N. 53 23' 51" W, 53.93 feet; thence south 11 05'40" E, 79.67 feet; thence N 36 36' 09" E, 53.62 feet to the said true point of beginning of this description, and containing 1,580 square feet of land, more or less.

Job No. 97-291

                               LEGAL DESCRIPTION
                          OF A WATER PIPELINE EASEMENT

  An easement (10.00 feet in width) for the purposes of the installation, maintenance and repair of a water pipeline, together with any and all appurtenances thereto, over, under and upon that certain strip of land situate in the City of San Jose, County of Santa Clara, State of California, being described as follows:

BEGINNING at the Easterly most corner of that certain parcel of land granted to Santa Clara Land Title Company, a California Corporation from Arcadia Development corporation, by that certain Corporation Grant Deed recorded on June 22, 1988 in Book K577, Page 2203 of the Official Records of Santa Clara County; thence from said point of beginning along the southeasterly line of said parcel, S 36 36' 17" West, 91.86 feet to the true point of beginning of this description; thence leaving said southeasterly line, N 54 13' 55" West 54.96 feet to point a; thence N. 54 13' 55" West, 37.00 feet to point b; thence North 54 13' 55" West, 152.14 feet; thence south 78 22' 26" West, 773.48 feet thence South 34 23' 08" West, 56.94 feet to point c; thence South 56 00' 41" East,
742.41 feet to the said southeasterly line, hereinabove described, said point being the terminus of this description.

TOGETHER WITH:

Parcel A

BEGINNING at point A, being hereinabove described; South 37 41' 40" West, 133.02 feet, thence North 53 23' 51" West, 20.34 feet to the terminus of this description.

ALSO TOGETHER WITH:

Parcel B

BEGINNING at point B, being herinabove described; thence South 36 41' 36" West,
41.63 feet to the terminus of this description.

ALSO TOGETHER WITH:

Parcel C

BEGINNING at point C, being hereinabove described; thence North 81 36' 46" West,
31.49 feet to a line parallel with and 5.00 feet northeasterly of, measured at right angles to, the southwesterly line of said parcel of land being hereinabove described; thence along said parallel line, North 55 54' 00" West, 297.80 feet to the northwesterly line of said parcel of land, said point being the terminus of this description.

                                LEASE AGREEMENT

        1. Parties. This Lease Agreement ("Lease"), dated for reference purposes only, September 15, 1997, is made by and between ENZO DRIVE, LLC, a California limited liability company ("Landlord"), and WESTERN DIGITAL CORPORATION, a Delaware corporation ("Tenant").

        2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, the following property (the "Premises"):

             (a) that certain real property, consisting of approximately 10.658 acres, more or less, as more particularly described in Exhibit "A" attached hereto (the "Land") located in the City of San Jose, County of Santa Clara, State of California; and

             (b) that certain R&D building containing approximately fifty-eight thousand seven hundred eighty-five (58,785) square feet to be constructed on the Land by Landlord in accordance with the terms of the Improvement Agreement described below (the "Building"). The Building shall be situated on the Land in the approximate location shown on the site plan attached hereto as Exhibit "B".

        The Building, together with the sitework outside the perimeter walls of the Building, are to be constructed by Landlord in accordance with the Improvement Agreement attached hereto as Exhibit "C" (the "Improvement Agreement"). The parties hereto acknowledge and understand that Tenant intends to construct, or cause to be constructed, certain leasehold improvements (both general utility and specialized improvements) in the Building pursuant to the terms of a separate construction contract or improvement agreement. Such separate construction contract or improvement agreement is contemplated to be entered into between Tenant and its general contractor, which general contractor shall be a joint venture consisting of South Bay Construction Company and Southland Industries. The aforementioned leasehold improvements (both general utility and specialized) to be constructed, or caused to be constructed, by Tenant in the Building are referred to herein as the "Tenant Improvements". The term "Building", as used herein shall not include the Tenant Improvements.

        For purposes of this Lease, the term "Project" shall mean the Land, Building, and Tenant Improvements described herein.

        Landlord acknowledges that during the Lease Term (as defined below), Tenant may desire to construct, or cause to be constructed, at Tenant's sole cost and expense, an extension of the Building and/or one or more additional buildings on the Land (such extension of the Building and/or additional buildings, if any, to be constructed by Tenant are collectively referred to herein as the "Expansion Building(s)") and leasehold improvements therein (such Expansion Building(s) and the leasehold improvements, if any, to be constructed therein are collectively referred to herein as the "Expansion Project"). Tenant may not construct, or cause to be constructed, such Expansion Project (or any portion thereon on the Land without Landlord's approval, which approval shall not be unreasonably withheld. Landlord may impose as a condition to Landlord's consent, such requirements as Landlord may deem necessary in its reasonable discretion, including, without limitation, a right of reasonable approval of (i) the plans and specifications for the Expansion Project, and all portions thereof, and any and all changes to such approved plans and specifications (it being understood and agreed that Landlord's approval of such plans and specifications, and any changes thereto, shall not constitute a representation or warranty by Landlord that such Expansion Project improvements are properly engineered or designed), (ii) the general contractor by whom the work is to be performed (it being understood and agreed that the Landlord's approval of any such contractor shall not constitute a warranty that such contractor is in fact qualified), (iii) the construction contract(s) covering the works of improvement comprising the Expansion Project and all parts thereof, (iv) the manner in which the work is to be performed, (v) the location in which the Expansion Building(s) may be constructed on the Land, and (vi) the times during which the work is to be accomplished. With respect to the Expansion Project, and all portions thereof, the following additional requirements shall apply: (a) Tenant shall give Landlord at least five (5) days written notice prior to commencing any work of improvement in, on or about the Expansion Building(s), the Expansion Project or the Land for which a building permit is required and/or which is to be performed by a third party contractor or subcontractor and which is estimated to cost or will cost in excess of $25,000, (b) prior to the commencement of construction of the Expansion Project, or applicable portion thereof, Tenant shall furnish Landlord with written evidence reasonably satisfactory to Landlord that Tenant has the financial resources necessary to complete the Expansion Project desired to be undertaken by Tenant, (c) if requested by Landlord, Tenant shall post a completion bond in an amount and form satisfactory to Landlord, (d) at the expiration or earlier termination of the Lease Term, Tenant shall surrender to Landlord the Expansion Building(s) and all leasehold improvements constructed or installed by Tenant therein (and all alterations, additions and improvements to such leasehold improvements) in safe condition and free of debris, with all trade fixtures, personal property and equipment of Tenant removed from the Total Project, however, Tenant shall not be required by Landlord to remove any leasehold improvements constructed in the Expansion Building(s) or any alterations, additions or improvements constructed or installed by Tenant in such leasehold improvements, (e) Tenant shall construct the Expansion Project and all applicable portions thereof in compliance with all applicable laws, ordinances, rules, orders and regulations of all federal, state, county and municipal governments or agencies now in force or that may be enacted hereafter and with all directive rules and regulations of the fire marshal, health officer, building inspector or other proper officers of any governmental agency now having or hereafter acquiring jurisdiction, (f) Tenant be responsible for obtaining all necessary permits and approvals required for the construction of the Expansion Project, or applicable portion thereof and (g) Tenant shall reimburse Landlord for Landlord's actual costs incurred in reviewing any proposed improvements, buildings or alterations or additions whether or not Landlord's consent is granted. Landlord shall have no obligation to pay for any of the costs of constructing, or causing to be constructed, the Expansion Project, or any portion thereof, and Landlord shall not be responsible for obtaining any approvals, licenses, or permits that are necessary to construct, or cause to be constructed, the Expansion Project, or any portion thereof Notwithstanding the immediately preceding sentence, Landlord agrees to reasonably cooperate with Tenant, at Tenant's request but with no liability or cost to Landlord, in Tenant's efforts to obtain any approvals, licenses or permits that are necessary or appropriate to construct, or cause to be constructed, the Expansion Project, or any portion thereof Tenant acknowledges and agrees that the right to construct, or cause to be constructed, the Expansion Project on terms and conditions set forth above shall be personal to the original Tenant hereunder, Western Digital Corporation, and to any affiliate of Western Digital Corporation to whom this Lease may be assigned or to an entity that acquires all or substantially all of the assets of Western Digital Corporation (in the event of an assignment of this Lease to such entity) and Landlord reserves the right to withhold its approval, in its sole and absolute discretion, to any other assignee, sublessee or transferee of Western Digital Corporation constructing, or causing to be constructed any Expansion Project, or any portion thereof, on the Land. During the Lease Term, the improvements comprising the Expansion Project shall be owned by Tenant and Tenant shall be entitled to claim the depreciation deductions, if any, applicable to the Expansion Project.

        For purposes of this Lease, the term "Total Project" shall mean the Project and the Expansion Project described above.

        3. Conditions Precedent. The effectiveness of this Lease is hereby conditioned upon the satisfaction (or written waiver by Landlord) of the following conditions precedent:

             (a) Landlord's acquisition of the Land; and

             (b) Landlord obtaining a binding, written commitment or agreement for the financing or joint venture development of the Premises that is acceptable in form and substance to Landlord in its sole discretion.

        If any of the foregoing conditions precedent are not satisfied by October 31, 1997, then unless Landlord expressly waives the applicable condition precedent in writing within five (5) business days thereafter, Landlord may terminate this Lease by written notice to Tenant within such five (5) business day period following October 31, 1997. Upon any such termination of this Lease, neither party shall have any obligations to the other in connection with or under this Lease except for obligations accruing prior to the termination and obligations which, by their terms, survive the termination of this Lease and except that Landlord shall then promptly return to Tenant any advance rent paid by Tenant pursuant to Paragraph 5.F.

        4. Term.

        A. Commencement Date. The term of this Lease ("Lease Term") shall be for fifteen (15) years, commencing on the earlier of (i) the date Tenant takes possession of the Building and commences business operations therein, or (ii) June 1, 1998 (such earlier date being referred to herein as the "Commencement Date") and ending fifteen (15) years later, unless sooner terminated pursuant to any provision hereof or unless extended pursuant to the terms of Paragraph 4.C below.

        B. Delays in Delivery of Possession of Buildings. Landlord makes no representation or warranty as to the date by which the Building will be substantially completed. Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord's failure for whatever cause to deliver possession of the Building, or either of them, by a particular date, nor shall this Lease be void or voidable on account of such failure to deliver possession of the Building. Landlord agrees to exercise diligent, good faith efforts to complete construction of the Building following approval of plans and specifications for such Building and issuance of applicable building permits.

        C. Options to Extend Lease Term. Landlord hereby grants to Tenant two
(2) options to extend the Lease Term for a period of five (5) years each (each such period being referred to herein as an "Extended Term" and together referred to herein as the "Extended Terms"), on the following terms and conditions:

                    (1) Tenant shall give Landlord written notice of its exercise of the applicable option to extend the Lease Term no earlier than nine
(9) months nor later than six (6) months before expiration of the initial Lease Term, or the first Extended Term, as the case may be. Time is of the essence Tenant shall have no right to exercise the option applicable to the second Extended Term if it fails to timely and properly exercise the option applicable to the first Extended Term.

                    (2) Tenant may not extend the Lease Term pursuant to this Paragraph 4.C if Tenant is in material default of any of its obligations under this Lease as of the date of Tenant's notice of exercise of this option, or if Tenant shall have assigned, sublet or otherwise transferred its interest in this Lease and/or the

Premises, or any portion thereof, whether or not Landlord's consent to such assignment or transfer has been given. The preceding sentence to the contrary notwithstanding, Tenant shall not be precluded from extending the Lease Term as provided herein solely because Tenant may have assigned this Lease to an affiliate of Tenant or to an entity that acquires all or substantially all of the assets of Tenant, by merger or otherwise. If Tenant is in default under this Lease on the date that the Extended Term is to commence, then Landlord may elect to terminate this Lease, notwithstanding any notice given by Tenant of an exercise of its option to extend and such exercise of Tenant's option to extend the Lease Term shall be void and of no force or effect.

                    (3) All terms and conditions of this Lease shall apply during the applicable Extended Term, except that the Rent for the Extended Term shall be determined in accordance with Paragraph 5.G below, Tenant shall have no further options to extend the Lease Term beyond the Extended Terms described in this Paragraph 4.C and Landlord shall have no obligation to construct or install any building shell improvements (as described in Exhibit C attached hereto) or leasehold improvements within such building shell improvements.


                    (4) Once Tenant delivers notice of its exercise of the applicable option to extend the Lease Term, Tenant may not withdraw such exercise and, subject to the provisions of this Paragraph 4.C, such notice shall operate to extend the Lease Term. Upon the extension of the Lease Term pursuant to this Paragraph 4.C, the term "Lease Term" as used in this Lease shall thereafter include the applicable Extended Term for which the option is exercised and the Lease Termination date shall be the expiration date of the applicable Extended Term unless sooner terminated pursuant to the terms hereof.

        D. Fixturization. Commencing on the date Landlord delivers possession of a water tight shell with respect to the Building (as defined in Exhibit F attached hereto), Tenant shall have the right to enter into the Building to fixturize such space or to commence construction or installation of certain leasehold improvements therein (as permitted under this Lease), provided, however, Tenant shall schedule such fixturization or construction or installation of leasehold improvements in such a manner as to not interfere with or delay Landlord's completion of construction of the Building. If Landlord delivers possession of a water tight shell with respect the Building prior to June 1, 1998, then Tenant's use and possession of the Building during the period prior to the earlier of (i) June 1, 1998, or (ii) the date Tenant commences operation of its business within such Building (such period being hereinafter referred to as the "Building Early Occupancy Period") shall be subject to all of the terms and conditions of this Lease except that Tenant shall have no obligation to pay any Monthly Installment of rent or taxes or insurance incurred by Landlord during the Building Early Occupancy Period.

        S. Rent.

        A. Time of Payment. Tenant shall pay to Landlord as rent for the Premises the sum specified in Paragraph 5.B (with respect to the initial Lease
Term) and Paragraph 5.G below (with respect to the any Extended Term) (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the Term of this Lease, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which period is less than one (1) full month shall be a prorata portion of the Monthly Installment based on the actual number of days in such month.

        B. Monthly Installment.

             (1) Initial Monthly Installment. The initial Monthly Installment of rent payable each month during the first two (2) years of the Lease Term shall be equal to Ninety-four Thousand Six Hundred Seventy-one Dollars ($94,671) per month.

             (2) Rental Adjustments. During the Lease Term (including, without limitation, any applicable Extended Term), the Monthly Installment of rent shall be adjusted as follows:

Upon commencement of the twenty-fifth (25th); forty-ninth (49th); seventy-third
(73rd); ninety-seventh (97th); one hundred twenty-first (121st); one hundred forty-fifth (145th) and one hundred sixty-ninth (169th) months of the initial Lease Term and upon the commencement of the twenty-fifth and forty-ninth months of each Extended Term ("Rental Adjustment Dates"), the Monthly Installment of rent shall be adjusted by multiplying the Monthly Installment of rent payable during the month immediately prior to the applicable Rental Adjustment Date (without regard to any abatement of rent due to damage or destruction) by one hundred eight and sixteen hundredths percent (108.16%)

        C. Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord, as additional rent, a late charge equal to four percent (4%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

        D. Additional Rent. All taxes, insurance premiums, late charges, costs and expenses which Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent.

        E. Place of Payment. Rent shall be payable in lawful money of the United States of America to Landlord at 511 Division Street, Campbell CA, or to such other person(s) or at such other place(s) as Landlord may designate in writing.

        F. Advance Payment. Within five (5) days following the date Tenant receives written notice from Landlord of the satisfaction or waiver of the conditions set forth in Paragraph 3 above (but in no event earlier than October 1, 1997), Tenant shall pay to Landlord the sum of Ninety-four Thousand Six Hundred Seventy-one Dollars ($94,671) to be applied to the Monthly Installment of rent first accruing under this Lease.

        G. Rent During Extended Term. If Tenant elects to extend the Lease Term pursuant to Paragraph 4.C above, the Monthly Installment of rent payable by Tenant for the first two (2) years of the applicable Extended Term shall be in an amount equal to ninety-five percent (95%) of the fair market rental value of the Project in relation to market conditions at the time of the commencement of the applicable Extended Term (including, but not limited to, rental rates for comparable space with comparable tenant improvements and taking into consideration any adjustments to rent based upon direct costs (operating expenses) and taxes, load factors, financing charges, and/or cost of living or other rental adjustments; the relative strength of the TENANTS; THE SIZE of the space; and any other factors which affect market rental values at the time of the commencement of the applicable Extended Term, but without taking into consideration the value of any leasehold improvements installed in the Premises by Tenant at Tenant's sole cost and without taking into consideration the value of the Expansion Project constructed or installed by Tenant at Tenant's sole cost); however, the Monthly Installment of rent for the first two (2) years of the Extended Term shall in no event be lower than the Monthly Installment of rent payable during the last lease year immediately prior to the commencement of the applicable Extended Term and the Monthly Installment of rent payable during the applicable Extended Term shall be adjusted every two (2) years following the commencement of the applicable Extended Term in accordance with Paragraph 5.B.(2) above. Anything herein to the contrary notwithstanding, the value of the entire Land shall be taken into consideration in calculating the fair rental value of the Project.

             (1) Mutual Agreement. After timely receipt by Landlord of Tenant's notice of exercise of the applicable option to extend the Lease Term, Landlord and Tenant shall have a period of fifteen (15) days in which to agree on the Monthly Installment of rent for the first two (2) years of the applicable Extended Term. If Landlord and Tenant agree on said Monthly Installment of rent during such fifteen (15)-day period, they shall immediately execute an amendment to this Lease stating the Monthly Installment of rent for the first two (2) years of the applicable Extended Term. If Landlord and Tenant are unable to agree on the Monthly Installment of rent for the first two (2) years of the applicable Extended Term as aforesaid, then the provisions of Paragraph 5.G.(2) below shall apply.

             (2) Appraisal. Within ten (10) days after the fifteen (15) day period described in Paragraph 5.G(l) above, each party at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser, with at least (5) years full-time commercial appraisal experience in Santa Clara County, to appraise and set the fair market rental value of the Project. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rental value. The cost of such sole appraiser shall be borne equally by the parties. If two (2) appraisers are appointed by the parties as provided in this Paragraph 5.G(2), the two appraisers shall meet promptly in an attempt to set the fair market rental value. If they are unable to agree within twenty (20) days after the last appraiser has been appointed, then the two (2) appraisers shall attempt to select a third (3rd) appraiser meeting the qualifications stated in this Paragraph 5.G(2) within ten (10) days after the last day the two (2) appraisers are given to set the fair market rental value. If they are unable to agree on the third (3rd) appraiser, either of the parties to this Lease, by giving ten
(10) days notice to the other party, may apply to the presiding judge of the Superior Court of Santa Clara County for the selection of a third (3rd) appraiser who meets the qualifications stated above. Each of the parties shall bear one-half (1/2) of the cost of appointing the third (3rd) appraiser and of paying the third (3rd) appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within twenty (20) days after the selection of the third appraiser, the majority of the appraisers shall set the fair market rental value. If the majority of the appraisers are unable to set the fair market rental value within said twenty
(20) day period, the three (3) appraisals shall be added together and the total divided by three (3); the resulting quotient shall be the fair market rental value and shall be deemed incorporated herein; provided, however, that if any appraisal differs from the median appraisal by an amount equal to more than ten percent (10%) of such median appraisal, that appraisal shall be disregarded, and the average of the remaining appraisals (or the remaining appraisal) shall be the fair market rental value. In establishing the fair market rental value, the appraiser or appraisers shall consider the factors referred to in Section 5.G above, without regard to the existence of this Lease and without regard to the value of any leasehold improvements installed in the Premises by Tenant at Tenant's sole cost (and Without talking into consideration the value of the Expansion Project constructed or installed by Tenant at Tenant's sole cost) but taking into consideration the triple net nature of this Lease.

        6. Security Deposit. (INTENTIONALLY DELETED.]

        7. Use of Premises. Tenant shall use the Building (and the Expansion Building(s), if applicable) only for the purpose of general office, marketing, sales, warehousing, distribution, light industrial manufacturing and assembly, research and development of electronics products, and any other related and legally permitted uses, and for no other purpose. The preceding notwithstanding, Tenant's use of the Total Project (and all portions thereof) shall in all events be in conformance with applicable governmental laws, regulations, rules and ordinances. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising solely out of the failure of Tenant to use the Total Project, or any portion thereof, in compliance with any applicable law. Tenant shall not commit or suffer to be committed, any waste upon the Total Project, or any nuisance, or allow any sale by auction upon the Total Project (except at the expiration or earlier termination of the Lease, Tenant may auction equipment in place from the Building or the Expansion Building(s)), or allow the Total Project, or any portion thereof, to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building or the Expansion Building(s). No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Total Project outside of the Building or the Expansion Building(s), if applicable, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Total Project outside of the Building or the Expansion Building(s) except in areas approved in writing by Landlord for such purposes. Tenant's use of the Total Project shall be subject to with the terms of Paragraph 38 below.

        8. Taxes and Assessments.

        A. Tenant's Property. Tenant shall pay before delinquency any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, leasehold improvements, furnishings, furniture, appliances and personal property installed or located on or within the Total Project. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property, together with a copy of Landlord's tax bill therefor.

        B. Property Taxes. Tenant shall pay, as additional rent, all Property Taxes levied or assessed with respect to the real property comprising the Land and with respect to all buildings and improvements located on the Land (including, without limitation, the Building and Tenant Improvements referred to in Paragraph 2 above and the Expansion Building(s) and all leasehold or tenant improvements that may be constructed in such Expansion Building(s)) which become due or accrue during the Term of this Lease. Provided that Landlord bills Tenant at least thirty (30) days prior to the delinquency date of such Property Taxes, Tenant shall pay such Property Taxes to Landlord at least ten (10) days prior to the delinquency date, and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. If Landlord bills Tenant less than thirty (30) days prior to the delinquency date of such Property Taxes, Tenant shall pay such Property Taxes to Landlord within thirty (30) days of the date of delivery of such bill to Tenant. Landlord's bill to Tenant shall include a copy of Landlord's tax bill from the taxing authority. In the event Landlord's mortgagee requires an impound for Property Taxes, then on the first day of each month during the Lease Term (commencing not less than thirty (30) days after written notice to Tenant that such impound account is so required), Tenant shall pay Landlord one twelfth (1/12) of its annual share of such Property Taxes. If the amount of any such impound installment payments paid by Tenant exceeds Tenant's actual share of such Property Taxes after payment to the applicable taxing authority (exclusive of any interest or penalties arising from late payment) such excess shall be refunded to Tenant within thirty (30) days after the payment is made to the taxing authority. Anything herein to the contrary notwithstanding, Tenant's liability hereunder shall be prorated to reflect the Commencement Date and termination date of this Lease; however, the amount of Property Taxes allocable to the entire Land shall not be prorated based on the fact that the Expansion Building(s), if applicable, may be completed after the Building.

        For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles, utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes based upon, allocable to, or measured by the area of the Total Project, the Premises, the Building and the Expansion Building(s) or the Land; taxes upon or with respect to the possession, leasing, operation, management, maintenance, alteration or repair of the Total Project or any portion thereof, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Total Project, or applicable portion thereof, any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Total Project or the Premises, taxes on the value, use, or occupancy of the Total Project, or any portion thereof, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Total Project, or any portion thereof or assessed, levied or imposed upon the Total Project, or any portion thereof, or become due and payable and a lien or charge upon the Total Project, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of-energy. The term "Property Taxes" shall not include (a) any federal, state or local income, franchise, estate, gift or inheritance tax, (b) any transfer taxes, recording fees, or monument preservation fees. (c) any license or similar fees imposed to permit the conduct of Landlord's business, (d) that portion of any tax, fee or encumbrance that would otherwise come within the definition of "Property Taxes" but which is assessed or imposed with respect to the operations, activities of any tenant or occupant other than Tenant, (e) fuel taxes on Landlord's vehicles, sales taxes on Landlord's purchases, withholding and other employment taxes for Landlord's employees and Landlord's business license, (f) any tax imposed on Landlord as a result of it financing or refinancing the Land, or any portion thereof, or as a result of Landlord's secured lender foreclosing on the Land (except Property Taxes shall include any increased taxes resulting from a change of ownership following any foreclosure of the Land), (g) any interest or penalties imposed as a result of Landlord's failure to comply with applicable law, including, without limitation, Landlord's failure to pay its taxes timely, unless such failure arises from Tenant's acts, negligence, willful misconduct or breach of this Lease, or (h) any taxes included as a Project Cost under the Improvement Agreement attached hereto. The term "Environmental Surcharge" shall not include any expense, tax, penalty or other charges imposed as a result of (a) any environmental contamination not caused by Tenant or its Agents, (b) the operations or activities of any tenant or occupant other than Tenant, or (c) Landlord's failure to comply with applicable law, unless such failure arises from Tenant's acts, negligence, willful misconduct or breach of this Lease.

        9. Insurance.

A. Indemnity. Tenant agrees to indemnify, protect and defend Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, the operation, maintenance, use or occupancy of the Total Project and/or any portion thereof and all areas appurtenant thereto by Tenant or Tenant's agents, employees, contractors, guests, invitees or licensees. This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause (except for negligence or willful misconduct of Landlord or its Agents), which in any way may be connected with the operation, use or occupancy of the Total Project and/or any portion thereof by Tenant or Tenant's agents, employees, contractors, guests, invitees or licensees, specifically including, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees. The obligations of Tenant under this Paragraph 9.A shall survive the expiration or earlier termination of this Lease.

        B. Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, use, or occupancy of the Total Project and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than Five Million Dollars ($5,000,000.00) for bodily injury or death as a result of any one occurrence and One Million Dollars ($1,000,000.00) for damage to property as a result of any one occurrence. The insurance shall be with companies rated A X or better by A. M. Best insurance rating. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or the coverage or amount of coverage reduced without thirty (30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Paragraph 9.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement or its equivalent (i.e. a separation of insured provision in the basic comprehensive liability insurance policy). Landlord may maintain a policy or policies of comprehensive general liability insurance (or commercial general liability insurance) insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Total Project, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. Within thirty (30) days following receipt of a written statement or invoice from Landlord and a copy of the insurance carrier's invoice, Tenant shall pay to Landlord, as additional rent, the cost of any such liability insurance maintained by Landlord.

        C. Property Insurance. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building only, in the amount of not less than Sixty Dollars ($60.00) per square foot of completed Building, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve
(12) months rent (including, without limitation, sums payable as Additional
Rent), plus, at Landlord's option, flood insurance and earthquake insurance, and any other coverages which may be required from time to time by Landlord's mortgagee. The preceding to the contrary notwithstanding, within ten (10) days following written request of Tenant to increase the minimum limits of property insurance covering the Building, or at Landlord's election in its sole discretion, Landlord shall increase the minimum limits of property insurance covering the Building to the amount requested by Tenant or the amount desired by Landlord, as the case may be, but in no event shall such property insurance be in an amount more than the full replacement cost of the Building. Landlord shall furnish to Tenant, within twenty (20) days after written request by Tenant, a certificate from Landlord's insurance carrier evidencing that the insurance coverage required to be carried by Landlord is in effect. Landlord's insurance shall be primary up to the amount of its policy limits. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises except as specifically provided in this Lease.

             Provided that Landlord bills Tenant at least thirty (30) days prior to the due date of the premium for such insurance procured and maintained by Landlord, Tenant shall pay such premium to Landlord at least ten (10) days prior to the due date, and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the insurance carrier charges Landlord. If Landlord bills Tenant less than thirty (30) days prior to the due date of such insurance premium, Tenant shall pay such premium to Landlord within thirty (30) days of the date of delivery of such bill to Tenant. Landlord's bill to Tenant shall include a copy of the insurance carrier's invoice to Landlord. In the event Landlord's mortgagee requires an impound for insurance premiums, then on the first day of each month during the Lease Term (commencing not less than thirty (30) days after written notice to Tenant that such impound account is so required), Tenant shall pay Landlord one twelfth (1/12) of the annual insurance premiums. If the amount of any such impound installment payments paid by Tenant exceeds Tenant's actual share of such insurance premiums after payment to Landlord's insurer (exclusive of any penalties for late payment) such excess shall be refunded to Tenant within thirty (30) days after the payment is made to Landlord's insurer.

             Tenant acknowledges that such insurance procured by Landlord shall contain a commercially reasonable deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord the amount of such deductible (which, exclusive of the deductible applicable to the earthquake insurance coverage, shall not exceed Twenty Thousand Dollars ($20,000) without Tenant's prior written approval). Tenant further acknowledges that, except to the extent covered by the limits of insurance required to be carried by Landlord as described above, the insurance carried by Landlord does not cover, and Landlord has no obligation to insure, any specialized roof or core improvements to the Building (including, without limitation, reinforced roof improvements) or Tenant Improvements installed by Tenant in or on the Building (or any alterations, additions or improvements thereto installed by Tenant). In addition, Tenant further acknowledges and agrees that Landlord shall not be required hereunder to carry or maintain any insurance covering the Expansion Project or any portion thereof (including, without limitation, any Expansion Building(s) or leasehold improvements that may be constructed in the Expansion Building(s), if any).

        D. Tenant's Insurance; Release of Landlord. Tenant acknowledges that the insurance to be maintained by Landlord on the Building pursuant to Subparagraph C above will not insure any of Tenant's property or Tenant Improvements constructed by Tenant (or any alterations, additions or improvements thereto installed by Tenant) or any portion of the Expansion Project. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment, Tenant Improvements and personal property in the Premises and all of the Expansion Building(s) and leasehold and tenant improvements constructed in such Expansion Building(s), if applicable,, a policy of "All Risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value. The foregoing notwithstanding, Landlord agrees that the original Tenant hereunder, Western Digital Corporation, may elect to self-insure Tenant's fixtures, equipment, personal property and Tenant Improvements (and leasehold or tenant improvements, if any, constructed or installed in the Expansion Building(s), if applicable), and such self-insurance shall be primary. The right to so self-insure shall apply only to the original Tenant hereunder and shall not apply to any assignee of the original Tenant. In the event the premiums for Landlord's liability insurance are increased by reason of Tenant's self-insurance (whether because of the parties' agreement that the original Tenant hereunder may self-insure or because of claims made or defense undertaken or proceeds paid under Landlord's liability policy would not have otherwise occurred if Tenant had maintained a policy of liability insurance in accordance with the provisions of this paragraph, Tenant agrees to pay promptly following demand and receipt of a statement of such increase, but in no event later than ten (10) days after such demand and as Additional Rent, the amount of such increase. Tenant hereby releases Landlord, and its partners, officers, agents employees and servants from any and all claims, demands, losses, expenses or injuries to the Total Project, or any portion thereof, or to the furnishings, fixtures, equipment, inventory or other personal property of Tenant in, about, or upon the Total Project, which are caused by perils, events or happenings where the same are covered by the insurance required by this Lease or which are the subject of insurance carried by Tenant and in force at the time of such loss (and then only to the extent of such insurance proceeds payable thereunder). Tenant shall procure an appropriate clause in, or an endorsement to, all policies required by this Lease or any other insurance policy maintained by Tenant with respect to the Building, Tenant Improvements, the Expansion Building(s) and/or leasehold improvements constructed in such Expansion Building(s) or Tenant's occupancy thereof, pursuant to which the insurance company or companies waive subrogation or consent to a waiver of a right of recovery against Landlord.

        E. Waiver of Subrogation. Notwithstanding any provision of this Lease to the contrary, Landlord and Tenant each hereby waive, for themselves and their respective insurers, any and all rights of recovery against the other for any loss or damage occasioned to such waiving party or its property or the property of others under its control (and whether or not such loss or damage is due to the neglect or fault of a party) to the extent such loss or damage is insured, or is required hereunder to be insured, against under any casualty insurance policy existing for the benefit of the respective parties at the time of such loss or damage. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

        10. Utilities. Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pick-up, sewer charges and all other services supplied to or consumed on the Project, and all taxes and surcharges thereon.

        Tenant shall store its waste either inside the Building (inside the Expansion Building(s), if applicable) or in trash enclosures or dumpsters located outside of the Building (and Expansion Building(s), if applicable). Tenant shall not at any time store, place or maintain any garbage, trash, rubbish, other refuse or Tenant's personal property in any area of the parking areas or exterior of the Building or Expansion Building(s) (except in areas approved in writing by Landlord for such purposes).

        11. Repairs and Maintenance.

        A. Landlord's Repairs. Subject to provisions of Paragraph 15, during the first two (2) years following the Commencement Date of this Lease, Landlord shall keep and maintain the structural elements of the Building in good order and repair. Tenant shall not be required to reimburse Landlord for the cost of maintenance and repairs of such structural elements of the Building which accrue or become necessary during such two (2) year period unless such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its employees, agents or invitees. As used herein, the term "structural elements of the Building" shall mean and be limited to the foundation, footings, floor slab (but not flooring), structural walls, and roof structure and specialized roof reinforcement improvements (but not roofing or roof membrane). During the two (2)-year period set forth above, Landlord shall have no obligation to make repairs to the structural elements of the Building under this Subparagraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. However, in the event of circumstances posing imminent risk of personal injury or property damage during the two (2)-year period set forth above, Tenant, upon notice to Landlord, shall have the right, but not the obligation, to make such repairs and Landlord shall reimburse Tenant the reasonable cost thereof within thirty (30) days after presentation of Tenant's invoice.

        Following the two (2)-year period set forth above, subject to Paragraphs 15 and 16 below, Tenant shall, at its sole cost, keep and maintain the structural elements of the Building in good condition and repair. Following the two (2)-year period, should Tenant fail to maintain such structural elements of the Building or fail to commence making repairs required of Tenant hereunder forthwith upon thirty (30) days notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within thirty
(30) days of written demand by Landlord.

        B. Tenant's Repairs. Except as expressly provided in Subparagraph A above and subject to Paragraphs 15 and 16 below, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof in the same condition as delivered to Tenant by Landlord, ordinary wear and tear excepted, including without limitation the exterior walls, roof, specialized or supplemental shell and core improvements, specialized roof reinforcement improvements, roof membrane, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the walls and partitions, parking areas, exterior landscaping, and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all Tenant Improvements installed by Tenant and alterations, additions and improvements to the Premises and Tenant Improvements, and all fixtures and appurtenances therein and thereto. Landlord hereby assigns to Tenant for the Term of this Lease all of its rights and interests under all manufacturer and installation warranties covering the heating, ventilation and air conditioning ("HVAC") equipment or other fixtures or personal property within the Premises and agrees to reasonably cooperate, at no cost to Landlord, with Tenant in enforcing such warranties.

             Should Tenant fail to commence making repairs required of Tenant hereunder forthwith upon thirty (30) days notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within thirty
(30) days of written demand by Landlord. In the event that Tenant is required to effect repairs or replacements to any portion of the Premises or Tenant Improvements (or to any alterations, additions or improvements to any of portion of the Premises or Tenant improvements) or to any portion of the Expansion Project, then, to the extent Tenant is permitted or required under this Lease to make such repairs or replacements, the same shall be made at Tenant's sole cost and expense.

             Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Paragraphs 11.A. Anything herein to the contrary notwithstanding, the parties hereto acknowledge and agree that Landlord shall not be responsible or liable for the maintenance or repair of any portion of the Expansion Project; it being understood and agreed that Tenant, at its sole cost and expense, shall maintain the Expansion Project and all portions thereof in safe condition during the Lease Term. Should Tenant fail to maintain the Expansion Project or any portion thereof or fail to commence making repairs required of Tenant hereunder forthwith upon thirty (30) days notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord as additional rent for the cost of such maintenance or repairs within thirty (30) days of written demand by Landlord.

             Tenant hereby expressly waives the provisions of Subsection I of
Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code. There shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, decorations, additions or improvements in or to any portion of the Total Project, the Premises, the Buildings, the Tenant Improvements or the Land (or any of the areas used in connection with the operation thereof, or in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Land. Landlord shall use reasonable efforts to minimize the disruption to Tenant's business resulting from such activities by Landlord or its Agents. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant,

Tenant's employees, invitees, customers, or any other person in or about the Total Project or any portion thereof, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from any other cause, whether the said damage or injury results from conditions arising upon the Total Project or upon any portion thereof, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Total Project, or any portion thereof However, the provisions of this paragraph shall not apply in the event of the negligence or willful misconduct of Landlord or its Agents, but in no event shall Landlord be liable for consequential damages, including without limitation, lost profits or loss of business.

        12. Alterations. Tenant shall not make, or suffer to be made, any structural alterations, improvements or additions in, on, about or to the Project or the Premises or any part thereof, or make any alterations, improvements or additions which would adversely affect the basic building systems of the Building, without the prior written consent of Landlord, which consent will not be unreasonably withheld. At the time Tenant requests Landlord's consent to any structural alterations, additions or improvements or any alterations, additions or improvements which would adversely affect the basic building systems in the Building (which request shall be made in writing and shall include plans and specifications detailing the work desired to be performed by Tenant), Tenant shall also request Landlord's response to such consent within ten (10) business days following Landlord's receipt of such request. If Landlord fails or refuses to respond to Tenant's request for consent within such ten (10) business day period, then Landlord shall be deemed to have consented to such alterations, additions or improvements requested to be performed by Tenant in the Building (and in accordance with the plans and specifications included in Tenant's request). Under no circumstances shall Tenant be permitted to make any alterations, additions or improvements which would adversely affect or impair the structural integrity of the Building or the Expansion Building(s). Landlord's consent shall not be required for non-structural alterations, improvements or additions in the Building or in the Expansion Building(s) (which do not adversely affect the basic building systems of the Building or the Expansion Building(s) or involve roof or wall penetrations). The preceding sentence notwithstanding, whether or not Landlord's consent is required, in order to allow Landlord sufficient time to post a notice or notices of nonresponsibility, Tenant agrees to give Landlord at least five
(5) days written notice prior to commencing any work of improvement in, on or about the Project or Premises or the Expansion Project (a) for which a building permit is required, and/or (b) which is to be performed by a third party contractor or subcontractor and which is estimated to cost or will cost in excess of $25,000.

        Within ten (10) days after Tenant's written request, Landlord shall advise Tenant as to whether Landlord will require any proposed alterations, improvements or additions to the Building (including, without limitation, the Tenant Improvements to be installed by Tenant in the Building) to be removed or surrendered at the expiration (or earlier termination) of the Lease Term. In the absence of any such request by Tenant, Landlord shall give Tenant written notice, not less than ninety (90) days prior to the expiration of the Term, of any alterations, additions or improvements to the Building (including, without limitation, the Tenant Improvements to be installed by Tenant in the Building) Landlord requires to be removed. Failure of Landlord to respond timely to Tenant's request or, otherwise to give timely notice of the alterations, additions or improvements (including, without limitation, the Tenant Improvements to be installed by Tenant in the Building) Landlord requires to be removed from the Building at the expiration of the Lease Term, shall constitute Landlord's consent to the surrender of such alterations, improvements or additions, excluding any non-structural alterations, improvements or additions which Tenant elects to remove, provided that Tenant repairs all damage to the Total Project caused by such removal. Unless Landlord requires that Tenant remove any such alterations, improvements or additions, any alteration', addition or improvement to the Premises, except movable furniture and trade fixtures, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels, partitioning [except for modular demountables, which may be removed], drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

        The foregoing notwithstanding, on or before the expiration or earlier termination of the Lease Term, Tenant shall not be required by Landlord to remove any leasehold improvements constructed in the Expansion Building(s) by or for Tenant (or to remove any additions, alterations or improvements to such leasehold improvements in the Expansion Building(s)) and, if not voluntarily removed by Tenant, the same shall become the property of the Landlord upon termination or expiration of the Lease.

        All alterations, improvements and additions to the Premises or the Tenant Improvements and/or the Expansion Building(s) or Expansion Project installed by Tenant shall be undertaken in compliance with all applicable laws, rules, regulations and ordinances, and with a valid building permit or permits if required.

        If during the term hereof, any alteration, addition or change of any sort to all or any portion of the Project, Premises or Expansion Project is required by law, regulation, ordinance or order of any public agency as a result of (i) Tenant's negligence or willful misconduct, (ii) Tenant's particular use of the Premises, Tenant Improvements or Expansion Project (including, without limitation, any change of use of the Premises, Tenant Improvements or Expansion Project by Tenant), (iii) any alterations, additions or improvements to the Premises, Tenant Improvements or Expansion Project by or for Tenant, or (iv) Tenant's applications for governmental approvals or permits, rather than due to the use and occupancy of the Premises in general or for any other reason, Tenant shall promptly make the same at its sole cost and expense. If during the term hereof, any alteration, addition, or change to the Premises (except as provided in the previous sentence) is required by law, regulation, ordinance or order of any public agency, Landlord shall make the same and no portion of the cost of such alteration, addition or change shall be borne by the Tenant. It is expressly understood and agreed that Tenant shall not be required to make any alterations, improvements or additions to the Premises which are required by any law, regulation, ordinance or order except and only to the extent that such requirement applies because of the specific activities conducted by Tenant at the Project, Premises or Expansion Project, including without limitation, the negligence or willful misconduct of Tenant, the particular use or any change in use of the Premises, Tenant Improvements or Expansion Project by Tenant, any alterations, additions or improvements to the Premises, Tenant Improvements or Expansion Project by or for Tenant, or any application by Tenant for governmental approvals or permits.

             If during the term hereof, any alteration, addition, or change to the Expansion Project or any portion thereof is required by law, regulation, ordinance or order of any public agency, Tenant shall diligently make the same at Tenant's sole cost and expense.

        13. Acceptance of the Premises. By entry and taking possession of the Premises, or applicable portion thereof, pursuant to this Lease, Tenant accepts the same as being in good and sanitary order, condition and repair (subject to punch list items and reservation by Tenant of claims of latent defects and violations of applicable law, and without limiting Landlord's obligations under this Lease) and Tenant accepts the Premises, or applicable portion thereof, including without limitation, the Building constructed by Landlord, in their condition existing as of the date of such entry or possession. Landlord acknowledges that Tenant's acceptance of possession of the shell of the Building in a "water tight" condition does not release or excuse Landlord from its obligation under the Improvement Agreement attached hereto as Exhibit "C" to complete construction of such Building. Tenant acknowledges that neither the Landlord nor Landlord's agents has made any representation or warranty as to the suitability of the Premises or the Expansion Project to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

        14. Default.

        A. Events of Default. A breach of this Lease shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

             1. Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within five (5) days after written notice of such default is given to Tenant;

             2. Tenant's failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided that if performance reasonably requires more than thirty (30) days, then Tenant shall not be in default unless Tenant shall have failed to commence performance within such thirty (30) day period and thereafter diligently pursued such performance to completion.

             3. Tenant's general assignment of its assets for the benefit of its creditors:

             4. The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred and Tenant shall have failed to obtain a return or release of such property within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier,

             5. Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; or

             6. Any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within thirty (30) business days after the entry thereof or (ii) remains undismissed for a period of sixty (60) days.

        B. Remedies. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

             1. Recovery of Rent. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises or the Expansion Project) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 32 below) from the due date of each installment of rent or other sum until paid.

             2. Termination. Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice, all of Tenant's rights in the Total Project, including, without limitation, Premises, Buildings, Tenant Improvements, Land, Expansion Building(s) and the leasehold improvements in or to the Expansion Building(s) shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Total Project in the condition required by Paragraph 3'3, and Landlord may re-enter and take possession of the Total Project and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any fight under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                    a. maintenance and preservation of the Premises, Tenant Improvements and/or the Expansion Project;

                    b. efforts to relet the Premises and Tenant Improvements and/or the Expansion Project;

                    c. appointment of a receiver in order to protect Landlord's interest Hereunder;

                    d. consent to any subletting of the Premises (and Tenant Improvements) and/or the Expansion Project or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

                    e. any other action reasonably taken by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

             3. Damages. In the event this Lease is terminated pursuant to Subparagraph 14.B.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

                    a. the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

                    b. the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    c. the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                    d. any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (i) expenses for cleaning, repairing or restoring the Total Project, or applicable portion thereof, (ii) costs of carrying the Total Project such as taxes and insurance premiums thereon, utilities and security precautions; (iii) expenses in retaking possession of the Total Project, or applicable portion thereof, (iv) reasonable attorneys' fees and court costs; and (v) any unamortized real estate brokerage commission paid in connection with this Lease.

                    e. The "worth at the time of award" of the amounts referred to in Subparagraphs (a) and (b) of this Paragraph, is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (c) of this Paragraph is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

        15. Destruction. In the event that any portion of the Building is destroyed or damaged by an uninsured peril, Landlord or Tenant may, upon written notice to the other, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease; provided, however, that either party may, within thirty (30) days after receipt of such notice, elect to make any required repairs and/or restoration at such party's sole cost and expense, in which event this Lease shall remain in full force and effect, and the party having made such election to restore or repair shall thereafter diligently proceed with such repairs and/or restoration.

        In the event that the Building is damaged or destroyed from any insured peril and there are insufficient insurance proceeds available to repair or restore the Building, Landlord may, upon written notice to Tenant, given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease; provided, however, Tenant may, within thirty (30) days after receipt of such termination notice and in its sole discretion, elect to pay for any shortfall in funding the required repairs and/or restoration, in which event Tenant shall furnish Landlord such shortfall funds prior to the commencement of such repairs and/or restoration, this Lease shall remain in full force and effect, and Landlord shall thereafter diligently proceed with such repairs and/or restoration. If Landlord does not give such notice in writing within such period, Landlord shall be deemed to have elected to rebuild or restore the Building and the sitework outside the perimeter walls of the Building, if damaged, to the extent of insurance proceeds available to Landlord. Any shortfall in insurance proceeds available to Landlord to rebuild or restore the Building shall be borne by Tenant and be made available by Tenant to Landlord prior to commencement of such rebuilding or restoration. Upon Landlord's receipt of such insurance proceeds and shortfall funds, if applicable, Landlord shall promptly rebuild or restore the applicable Building and such sitework to their condition prior to the damage or destruction. Tenant also shall pay to Landlord upon commencement of reconstruction the amount of any deductible from the insurance policy.

        In the event the Building is damaged or destroyed from an insured peril, and if there are adequate insurance proceeds available to Landlord to rebuild or restore the Building, then Landlord shall promptly rebuild or restore the applicable Building and also repair the sitework outside of the perimeter walls of the Building, if damaged, to their condition prior to such damage or destruction. In such event, Tenant shall pay to Landlord upon commencement of reconstruction, the amount of any deductible from the insurance policy.

        In the event that, pursuant to the foregoing provisions, Landlord is to rebuild or restore the Building, Landlord shall, within thirty (30) days after the occurrence of such damage or destruction, provide Tenant with written notice of the estimated time required for such repair or restoration. If such period is longer than one hundred eighty (180) days from the date of the event causing such damage or destruction of the Building,

Tenant may, within thirty (30) days after receipt of Landlord's notice, elect to terminate the Lease by giving written notice to Landlord of such election, whereupon the Lease shall immediately terminate. The period of time for Landlord to complete the repair or restoration shall be extended for delays caused by the fault or neglect of Tenant or because of acts of God, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of contractors or subcontractors due to such causes, or other contingencies beyond the control of Landlord. Landlord's obligation to repair or restore a Building shall not include Tenant's trade fixtures, equipment, personal property or merchandise.

        Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect; provided, however, that during any period of repairs or restoration to the Building, rent and all other amounts to be paid by Tenant on account of the Premises and this Lease shall be abated in proportion to the area of the Premises rendered not reasonably suitable for the conduct of Tenant's business thereon. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code.

        In the event the Expansion Project, or any portion thereof, is damaged or destroyed, Landlord shall have no obligation to repair, restore or rebuild the same and Tenant shall have no right to terminate this Lease as a result thereof If any portion of the Expansion Project is damaged or destroyed, Tenant shall have the right, during the Lease Term, to rebuild or restore the same provided Tenant complies with the terms of the penultimate paragraph of Section 2 of this Lease above as the same relates to the construction or installation of the Expansion Project. If Tenant does not elect to rebuild or restore the damaged or destroyed Expansion Project, or applicable portion thereof, Tenant shall, at its sole cost, remove all debris and rubble from the Total Project caused by the damage or destruction of the Expansion Project, or applicable portion thereof, and maintain the balance of the Expansion Project in safe condition and repair.

        16. Condemnation.

        A. Definition of Terms. For the purposes of this Lease, the term (1) "Taking" means a taking of the Total Project, or applicable portion thereof or damage to the Total Project, or applicable portion thereof, related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property and who has commenced proceedings to condemn the Total Project, or applicable portion thereof, (2) "Total Taking" means the taking of the entire Total Project or so much thereof as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, in no event shall a Taking of less than ten percent (10%) of the Building and Expansion Building(s) or twenty-five percent (25%) of the parking areas be deemed a Total Taking; (3) "Partial Taking" means the taking of only a portion of the Building and/or Expansion Building(s) or the parking areas which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Total Project, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

        B. Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

        C. Total Taking In the event of a Total Taking during the Term hereof
(1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Total Project shall CEASE AND TERMINATE AS OF THE DATE of

Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive those portions of the Award attributable to (a) the unamortized cost of Tenant Improvements constructed or installed in the Building by Tenant, at Tenant's cost, in excess of the unamortized cost of Landlord's deemed contribution to such Leasehold Improvements (which deemed contribution shall be equal to Twenty Dollars ($20.00) per square foot of the Building), which amortization shall be calculated on a straight-line basis over a fifteen-year period, (b) the Expansion Building(s) and the leasehold improvements therein paid for by Tenant,
(c) movable personal property or trade fixtures of Tenant, (d) moving expenses of Tenant, (e) loss of goodwill; and (5) the remainder of the Award shall be paid to and be the property of Landlord.

        D. Partial Taking In the event of a Partial Taking during the term hereof (1) the rights of Tenant under the Lease and leasehold estate of Tenant in and to the portion of the Total Project taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Building after the Taking and the denominator of which is the number of square feet contained in the Building prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to (a) the unamortized cost of Tenant Improvements constructed or installed in the Building by Tenant, at Tenant's cost (allocated on a per square foot basis to the portion of such Tenant Improvements taken), in excess of the unamortized cost of Landlord's deemed contribution to such Tenant Improvements (allocated on a per square foot basis to the portion of such Tenant Improvements taken and which deemed contribution shall be equal to Twenty Dollars ($20.00) per square foot of the Building), which amortization shall be calculated on a straight-line basis over a fifteen-year period, (b) the Expansion Building(s) and the leasehold improvements therein paid for by Tenant, (c) movable personal property or trade fixtures of Tenant, and (d) removal costs; and (4) the remainder of the Award shall be paid to and be the property of Landlord. In the event of a Partial Taking, Landlord shall restore, to the extent solely of severance damages paid to Landlord from the condemnation Award, the Building to a completed architectural unit, and any amount not so funded by Landlord shall be borne by Tenant. In the event of a Partial Taking of the Expansion Project, or applicable portion thereof, Tenant shall have no right to terminate this Lease and there shall be no reduction or abatement of the Monthly Installment of rent.

17. Mechanics' Lien. Tenant shall (A) pay for all labor and services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Total Project, or applicable portion thereof, (B) indemnify, defend, protect and hold Landlord and the Total Project harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Total Project or applicable portion thereof, and (C) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

18. Inspection of the Premises. Tenant shall permit Landlord and its agents to enter the Total Project, or applicable portion thereof, at any reasonable time for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities (if applicable), posting a notice of non-responsibility for alterations, additions or repairs, placing upon the Total Project ordinary "For Sale" signs and at any time within ninety (90) days prior to expiration of this Lease, to place upon the Total Project, ordinary "For Lease" signs. Except in the event of an emergency, Landlord shall give Tenant at least 48 hours prior notice and enter only during Tenant's normal business hours. Entry shall be subject to Tenant's reasonable security requirements. Landlord shall exercise good faith efforts to perform its activities on the Total Project in a manner so as to minimize any disruption, disturbance or interference with the conduct of Tenant's business to the extent practicable under the circumstances.

19. Compliance with Laws. Tenant shall, at its own cost, comply with all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Total Project, Expansion Building(s) (and leasehold improvements constructed therein), Premises and Tenant Improvements by Tenant, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force applicable to Tenant's use or occupancy of the Total Project, Expansion Building(s) (and leasehold improvements constructed therein), Premises and Tenant Improvements. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Total Project, Expansion Building(s) (and leasehold improvements constructed therein), Premises or Tenant Improvements shall be conclusive of the fact that such violation by Tenant has occurred.

20. Subordination. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Total Project, Expansion Project, Premises, the Building and/or the Land, or Landlord's interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

        A. Maximum Secured Borrowings. Landlord agrees that at no time during the term of this Lease shall Landlord obtain a loan or loans secured by the Total Project, or any portion thereof, in an aggregate principal amount greater than the fair market value of the Premises at the time such loan(s) is made and assuming the completion of construction of the Building in accordance with approved plans and specifications. Such fair market value shall be determined by the secured party's appraisal.

        B. Subsequent Security Instruments. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date. Notwithstanding such subordination, Tenant's rights under this Lease, including without Initiation, its right to quiet possession of the Total Project shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

        C. Documents. Tenant shall execute any document or instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (1) the return of the Security Deposit unless the Lender receives it from Landlord, and (2) any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Total Project or applicable portion thereof in connection with the enforcement of its Security Instrument; provided, however, that such other matters shall not conflict with the terms of this Lease. Tenant's failure to execute any such document or instrument within fifteen (15) days after written demand therefor shall constitute a default by Tenant.

        D. Tenant's Attornment. Tenant shall attorn (1) to any purchaser of the Total Project or applicable portion thereof at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Total Project or applicable portion thereof, (2) to grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated, provided such party, in writing, assumes and agrees to observe and perform the obligations of Landlord under this Lease accruing after the date of the applicable transfer.

        E. Lender. The term "Lender" shall mean (1) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage, or other written security device or agreement affecting the Total Project or applicable portion thereof, and (2) any lessor under any underlying lease under which Landlord holds its interest in the Total Project or applicable portion thereof.

21. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Total Project except as expressly provided in this Lease. Any holding over after the expiration without the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

22. Notices. Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given on the third (3rd) day following the date on which such notice was deposited in the United States mails, certified and postage prepaid, addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph. At this date of execution of this Lease, the address of Landlord is:

511 Division Street
Campbell CA 95008

        and the address of Tenant is:

8105 Irvine Center Drive
Irvine, CA 92718
Attention: Manager, Corporate Real Estate

23. Attorneys' Fees. In the event either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Total Project or applicable portion thereof, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

24. Nonassigment.

        A. Landlord's Consent Required. Except as expressly provided in this Paragraph 24, Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Total Project, or any portion thereof, transfer any interest of Tenant therein or permit any use of the Total Project, or any portion thereof by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold or delay unreasonably subject to the provisions of Subparagraph B below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

               Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide.

        B. Transferee Information Required. If Tenant desires to assign its interest in this Lease or sublet the Total Project or any portion thereof, or transfer any interest of Tenant therein, or permit the use of the Total Project or any portion thereof by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least ten (10) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises or Expansion Building(s), the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. Landlord shall keep and maintain such information in strict confidence and shall not disclose the same to any person or entity (other than to Landlord's lender, general partners, attorneys and employees who have a need to know such information and who agree in writing to comply with this confidentiality obligation) without Tenant's express written consent. In the event Tenant seeks to Transfer its interest in this Lease or the Total Project, or applicable portion thereof, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer:

               (1) If Tenant proposes to assign this Lease or sublet more than seventy-five percent (75%) of the total rentable square footage of the Premises for a term exceeding two years (or, if less, for the balance of the Term), then Landlord may elect to terminate this Lease effective as of the proposed effective date of the proposed Transfer and release Tenant from any farther liability hereunder accruing after such termination date by giving Tenant written notice of such termination within ten (10) days after receipt by Landlord of Tenant's notice of intent to transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the Total Project, in accordance with Paragraph 33, on or before the effective termination date, however, this Lease shall not terminate if, within five (5) days after receiving Landlord's notice electing to terminate this Lease, Tenant notifies Landlord in writing; that Tenant has withdrawn its assignment or sublet proposal; or

               (2) Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as additional rent, fifty percent (50%) of all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer of the Premises only, or applicable portion thereof, in excess of the rent payable by Tenant to Landlord under this Lease (prorated in the event of a subletting of less than the entire Premises) (less any brokerage commissions, advertising expenses, or tenant improvement costs or other concessions paid or incurred by Tenant in connection with the Transfer of the Premises only, or applicable portion thereof). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

                (3) Landlord may reasonably withhold its consent to the proposed Transfer.

               Notwithstanding anything to the contrary contained herein, the provisions of this Paragraph 24 shall not apply to any transfer (a) to any affiliate of Tenant, (b) any entity who acquires all or substantially all of the assets of Tenant, by merger or otherwise, or (c) to independent contractors under contract to provide services to or for the benefit of Tenant, including, without limitation, vending machine companies, food service providers, and consultants.

25. Successors. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

26. Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Total Project, or applicable portion thereof, whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including reasonable time to obtain possession of the Total Project or applicable portion thereof by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

27. Landlord Loan or Sale. Tenant agrees promptly following request by Landlord
(A) to execute and deliver to Landlord estoppel certificates presented to Tenant by Landlord, (i) certifying that this Lease is unmodified and in full force and effect or specifying any modifications and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying the nature of any such defaults, and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Total Project or applicable portion thereof or a purchaser of the Total Project or applicable portion thereof from Landlord; (B) to deliver to Landlord the publicly available (if Tenant is publicly traded) financial statement of Tenant with an opinion of a certified public accountant, if available, including a balance sheet and profit and loss statement, for the-last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied; and (C) to deliver to Landlord a financial statement of Tenant (if Tenant is not a publicly traded entity) with an opinion of a certified public accountant, if available, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate promptly following such request shall be an Event of Default under this Lease.

28. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

29. Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant or condition herein contained.

30. General.

        A. Captions, The captions and paragraph headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

        B. Definition of Landlord. The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

        C. Time of Essence. Time is of the essence for the performance of each tem covenant and condition of this Lease in which the time for performance is specified.

        D. Severability. In case any one or more of the provisions contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

        E. Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

        F. Law. The term "law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other published and available requirement of any government agency or authority having jurisdiction over the parties to this Lease and/or the Total Project (or applicable portion thereof), in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

        G. Agent. As used herein the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

        H. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING, AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE TOTAL PROJECT, OR ANY PORTION THEREOF, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

               INITIALS:           LANDLORD /S/

                                   TENANT /S/

31. Sign. Subject to all necessary governmental approvals, Tenant shall have the right to place identifying signs on the exterior of the Building and the Expansion Building(s) and on a sign monument at the entrance to the Project. The location and size of such signs shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Tenant may place additional signs or decorations on the exterior of the Building and Expansion Building(s) or on the Land with the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed.

32. Interest on Past Due Obligations. Any Monthly Installment of rent or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from said due date until paid, at an annual rate equal to the greater of (the "Permitted Rate"): (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Section 13 and 13 (a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all reasonable costs and attorneys fees incurred by Landlord in collection of such amounts.

33. Surrender of the Premises. On the last day of the term hereof, or on the sooner termination of this Lease, (i) Tenant shall surrender to Landlord the Expansion Building(s), and the leasehold improvements constructed or installed therein (and all alterations, additions and improvements to such leasehold improvements) in safe condition and free of debris, with all trade fixtures, personal property and equipment of Tenant removed from the Total Project, however, Tenant shall not be required by Landlord to remove any leasehold improvements constructed in the Expansion Building(s) or any alterations, additions or improvements to such leasehold improvements, (ii) Tenant shall surrender the Premises to Landlord, subject to the provisions of paragraph 10 of the Improvement Agreement attached hereto as Exhibit "C", in their condition existing as of the date such Premises, or applicable portion thereof, are delivered to Tenant, and (iii) Tenant shall also surrender to Landlord any Tenant Improvements and alterations, additions and improvements to such Tenant Improvements made by Tenant that are not required by Landlord, pursuant to the terms of this Lease, to be removed by Tenant at Tenant's cost, each in their condition existing as of the date the same were constructed or installed, ordinary wear and tear and damage from casualty or condemnation excepted (unless caused by the negligence or willful misconduct of Tenant or Tenant's agents, employees or contractors), with all interior walls cleaned, and repaired or replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's personal property and trade fixtures from the Total Project, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Total Project, and any portion thereof, caused by the removal of Tenant's personal property, machinery and equipment, which repair-shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Total Project or any portion thereof are not so surrendered at the termination of this Lease, as required by the terms of this Lease, Tenant shall indemnify and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Expansion Project, the Expansion Building(s) (or any leasehold improvements constructed or installed therein), the Premises and/or Tenant Improvements (or alterations, additions or improvements to such Tenant Improvements) including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

34. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

35. Public Record. This Lease is made subject to all matters of public record affecting title to the property of which the Premises are a part. Tenant shall abide by and comply with all matters of public record now or hereafter affecting the Total Project and any amendment thereof. The preceding notwithstanding, Tenant shall not be responsible for correcting any violations existing as of the date possession of the Building is delivered to Tenant of the provisions of any document which is of public record and affecting the Premises or the Land.

36. Brokers. Tenant represents and warrants to Landlord that it has dealt solely with CB Commercial with respect to this transaction and hereby agrees to indemnify and hold Landlord harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any other broker claiming through Tenant or with which/whom Tenant has dealt. It is acknowledged that one or more of Landlord's members may be real estate brokers. Landlord shall pay and be solely responsible for all commissions due CB Commercial pursuant to a separate written agreement between Landlord and CB Commercial and any other persons or entities representing or claiming under or through Landlord in connection with this transaction. Landlord hereby indemnifies and agrees to defend and hold harmless Tenant from and against all claims, demands, liabilities, damages and expenses (including, without limitation, attorneys' fees and costs) from all such persons or entities.

37. Limitation on Landlord's Liability. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

        A) Tenant's sole and exclusive remedy against Landlord shall be as against the assets owned by Landlord (including, without limitation, Landlord's interest in the Total Project, and any insurance proceeds available to Landlord), but not against the individual assets of Landlord's partners or members;

        B) No partner, member or officer of any partner or member of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership or limited liability company);

        C) No service of process shall be made against any partner or member of Landlord (except as may be necessary to secure jurisdiction of the partnership or limited liability company);

        D) No partner or member of Landlord shall be required to answer or otherwise plead to any service of process;

        E) No judgment will be taken against any partner or member of Landlord;

        F) Any judgment taken against any partner or member of Landlord maybe vacated and set aside at any time nunc pro tunc;

        G) No writ of execution will ever be levied against the assets of any partner or member of Landlord;

        H) The covenants and agreements of Tenant set forth in this Section 37 shall be enforceable by Landlord and any partner or member of Landlord.

3.8 Hazardous Material.

        A. Definitions. As used herein, the term "Hazardous Material", shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statutes, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of California or any political subdivision thereof, (iv) the presence of which on the Project or the Expansion Project, if applicable, or any portion thereof, poses or threatens to pose a hazard to the health or safety of persons on or about the Project or the Expansion Project; (v) without limitation which contains gasoline, diesel fuel, or other petroleum hydrocarbons; (vi) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (vii) without limitation radon gas.

        B. Landlord's Indemnity. Landlord shall indemnify, defend, protect and hold Tenant harmless from and against all liabilities, claims, penalties, fines, response costs and other expenses (including, but limited to, reasonable attorneys' fees and consultants' fees and costs) arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored or disposed of by Landlord or its Agents in, on, under, over, through or about the Total Project (or any portion thereof and/or the surrounding real property. Landlord further agrees not to hold Tenant responsible for the cleanup or remediation of any Hazardous Materials that exist, if any, in, on or under the Land or the Premises as of the date possession of the Premises is delivered to Tenant (unless the same was generated or caused to be present by Tenant or its agents, employees or contractors). Nothing stated herein (including, without limitation, the terms of the immediately preceding sentence) shall be interpreted or construed as creating an obligation on Landlord to indemnify or defend Tenant against liabilities, claims, penalties, fines, response costs and other expenses (including, without limitation, attorneys' fees and consultants' fees and costs) arising out of or resulting from, or caused by any Hazardous Materials used, generated, discharged, transported to or from, stored or disposed of by a person or entity other than Landlord or its Agents.

        C. Permitted Use. Subject to the compliance by Tenant with the provisions of Subparagraphs D, E, F, G, I, J and K below, Tenant shall be permitted to use and store on the Total Project those Hazardous Materials listed in Exhibit "D" attached hereto in the quantities attached set forth in Exhibit "D" and such additional Hazardous Materials as are reasonably required or necessary in connection with Tenant's business. Unless such new Hazardous Materials are described in a HMMP (as described below) furnished to Landlord, promptly following Tenant's use of any Hazardous Materials that are not described on Exhibit "D" attached hereto, Tenant shall notify Landlord in writing of the name of the new Hazardous Materials being used by Tenant and the estimated quantities of such Hazardous Materials being used.

        D. Hazardous Materials Management Plan. Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Project and/or the Expansion Project (including, without limitation, those listed in Exhibit "D" , Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval which approval shall not be unreasonably withheld. The HMMP shall describe: (i) the approximate quantities of each MATERIAL to be used, (ii) the purpose for which each material is to be used (subject to Tenant's requirements for maintaining the confidentiality of its trade secrets), (iii) the method of storage of each material, (iv) the method of transporting each material to and from the Project (and the Expansion Project, if applicable), or applicable portion thereof, (v) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (vi) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Project (or the Expansion Project) or during Tenant's occupancy of the Premises (or the Expansion Project). Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this

Lease. If Landlord determines in good faith by inspection of the Project (or the Expansion Project), or any portion thereof, or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Project (or at or about the Expansion Project), or portion thereof, unless and until such methods are approved by an environmental consultant reasonably approved by Landlord and Tenant and added to an approved HMMP. Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

        E. Use Restriction. Except as specifically allowed in Subparagraph C above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Project (or the Expansion Project, if applicable), or any other land or improvements in the vicinity of the Project (or the Expansion Project). Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Total Project or any portion thereof caused or permitted by Tenant or its Agents results in contamination of the Total Project, or any portion thereof, or any soil, air, ground or surface waters under, through, over, on, in or about the Total Project, or any portion thereof Tenant, at its expense, shall promptly take all actions necessary to return the Total Project and/or the surrounding real property to the condition required by applicable governmental authorities or agencies. The obligation of Tenant to return the Total Project and/or surrounding property to the condition required by applicable governmental authorities or agencies shall not limit, reduce or alter in any manner Tenant's indemnity obligation under Subparagraph F below; it being understood and agreed by Tenant that, although hypothetically the applicable governmental agencies may allow Tenant to keep on the Project or Expansion Project, if applicable, or encapsulate thereunder, certain traces of a Hazardous Material(s) caused to be present by Tenant or any of its agents and not remove all of it from the Project or the Expansion Project, if Landlord suffers any damages, liabilities or losses as a result of such Hazardous Materials remaining on the Project or the Expansion Project or migrating onto another property (including, without limitation, diminution in the fair market value of the Project or the Expansion Project, or any portion thereof, and diminution in the fair rental value of the Project or the Expansion Project, inability to finance or refinance the Project or the Expansion Project or inability to lease or sell the Project or the Expansion Project), Tenant shall be liable for such damages, liabilities or losses under the terms of Subparagraph F below.

        F. Tenant Indemnity . Tenant shall defend, protect, hold harmless and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Project), fines, penalties, fees, (including, but not limited to, reasonable attorneys' and consultants' fees and costs) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any Hazardous Material used, generated discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Project and/or the Expansion Project (or any portion of either) and/or the surrounding real property. Tenant shall not suffer any lien to be recorded against the Total Project, or any portion thereof, as a consequence for the disposal of any Hazardous Material by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under through, or about the Total Project, or applicable portion thereof

        G. Compliance. Tenant shall immediately notify Landlord of any governmentally required test, investigation, or enforcement proceeding against Tenant or the Total Project, or any portion thereof, concerning any Hazardous Material in, on, under or about the Total Project, or applicable portion thereof or allegedly used in, on, under or about the Total Project or applicable portion thereof. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Land and Building (and the Expansion Building(s) at the expiration of the Lease Term) located thereon, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority. The preceding sentence notwithstanding, Landlord agrees that if governmental enforcement action is taken against Landlord with respect to any Hazardous Materials discharged or released or caused to be present on, in or under the Total Project, or applicable portion thereof, then Landlord shall promptly notify Tenant of such enforcement action and Tenant shall be entitled to participate in any negotiations with the applicable governmental agency concerning the clean up, remediation or monitoring of such Hazardous Materials. Nothing stated herein shall preclude Landlord from settling or compromising any claims or actions initiated against it or from entering into any monitoring or remediation plan for which Tenant has an obligation of indemnity hereunder.

        H. Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if the proposed assignee or subtenant has been required by any prior landlord, lender, or governmental authority to "clean up" or remediate any Hazardous Material and has failed to promptly do so; provided that the foregoing will not apply in the case of a Fortune 1,000 Company. Landlord shall not unreasonably withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Total Project, or applicable portion so subleased, involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material not permitted under Subparagraph C above; or
(ii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any material amount of Hazardous Material.

        I. Surrender. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Total Project that Tenant or its Agents introduced to the Total Project, or applicable portion thereof. If Tenant fails to so surrender the Total Project, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Total Project as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, reasonable attorneys' fees and consultants' fees and costs), fines, costs, penalties, or damages in connection with the presence of such Hazardous Materials at the Total Project, or applicable portion thereof, including, without limitation, damages occasioned by the inability to relet the Total Project, or applicable portion thereof, or a reduction in the fair market and/or rental value of the Total Project by reason of the existence of any Hazardous Materials in, on, over, under, through or around the Total Project, or applicable portion thereof, by Tenant.

        J. Right to Appoint Consultant. Landlord shall have the right to appoint a consultant, reasonably acceptable to Tenant, to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Total Project, or any portion thereof, in an appropriate and lawful manner. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Total Project, or any portion thereof, Tenant shall reimburse Landlord for the reasonable cost of such investigations applicable to the discovery of Tenant's violation and future investigations of the environmental condition of the Total Project reasonably undertaken by or on behalf of Landlord to confirm the violation has been cured. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

        K. Holding Over. If any action of any kind is required to be taken by any governmental authority to clean-up, remove, remediate or monitor Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled, subject to Landlord's obligation to attempt to reasonably mitigate its damages, to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Total Project, or applicable portion thereof, or a reduction of the fair market and/or rental value of the Total Project, or applicable portion thereof; provided, however, that the presence of any Hazardous Material that is confined to a single Building shall be deemed to be a holdover only as to the affected Building, and Tenant's liability for the rent due with respect to such holdover status shall be equitably apportioned.

        L Existing Environmental Reports;. Tenant hereby acknowledges that it has received, read and reviewed the reports and test results described in Exhibit "E" attached hereto and made a part hereof (the "Existing Environmental Reports").

        M. Provisions Survive Termination. The provisions of this Paragraph 38 shall survive the expiration or termination of this Lease.

        N. Controlling Provisions. The provisions of this Paragraph 38 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 38 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 38.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

LANDLORD:                                  TENANT:
ENZO DRIVE, LLC,                           WESTERN DIGITAL CORPORATION,
a California limited liability company     a Delaware corporation
By:  /s/ J.D. Mair                         By:  /s/ Richard Salva
Its: Member                                Its: Vice President

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION

All that certain real property situate in the City of San Jose. County of Santa Clara. State of California. described as follows:

PARCEL ONE:

BEGINNING at a point on the Northeasterly line of Monterey Road, as the same was established in the Deed from Domingos T. Borge, et ux, to the State of California, dated January 7, 1937, recorded March 2, 1937, in Book 815 of Official Records, page 80, said point being the most Easterly corner of that certain 0.031 acre parcel described in the above mentioned Deed and also being on the Southeasterly line of that certain 28.58 acre parcel of land described in the Deed from Jack Turturici, et ux, to Luisa Maria Ferrari, dated March 12, 1946, recorded April 12, 1946 in Book 1335 of Official Records, page 182, distant thereon North 37 12' 55" East 67.52 from the most Southerly corner of said 28.58 acre parcel: thence from said point of beginning along the Southeasterly line of said 28.58 acre parcel North 37 12' 55" East 2,522.68 feet to the most Southerly comer of that certain 10 acre parcel of land described in the Deed from Luisa Maria Ferrari, to Giovanni L. Romano, dated April 11, 1957, recorded April 15, 1957 in Book 3775 of Official Records, page 532; thence along a Southwesterly line of said 10 acre parcel North 52 47' 45 " West 20.00 feet, to a point on a Northwesterly line of said 28.5 8 acre parcel; thence along said last mentioned line South 37 12' 55" West. 2,522.66 feet to the most Northerly comer of said 0.031 acre parcel, thence along the Northeasterly line of said
0.031 acre parcel South 52 43' 45" East 20.14 feet to the point of beginning,.

EXCEPTING THEREFROM that portion thereof lying Southwesterly of the Northeasterly line of the parcel of land condemned to the State of California by Final Order of Condemnation. a Certified Copy of which was recorded April 4, 1972 in Book 9772. Page 609 of Official Records.

PARCEL TWO:

BEGINNING at a stake marked "B" standing at the intersection of the center line of the Monterey Road with the Southwesterly prolongation of the Fence line between lands of Mrs. Murphy Colombet and Warren Cottle, being also the common comer for Lots "M" and "N" in the center of said road, as shown on the Map accompanying the report of the referees in the suit for partition entitled, "Ygnacio Bernal et al vs. Rufina Bemal de Guinac et al", Case No. 5643 in the Twentieth District Court of the State of California, in and for the County of Santa Clara, and running thence along the center of the Monterey Road, S. 52 55'
E. 16.36 chains to a point distant Northwesterly 20 feet from the common corner for lands of Mrs. Murphy Colombet and E. Van Every in the center of said road, thence parallel to the fence line between the lands of said Van Every and Mrs. Murphy Colombet and distant therefrom twenty feet Northwesterly, N. 37 E. 39.24-1/2 chains to a 4" x 4" stake marked 2-3: thence at right angles N. 53' W. 9.85-1/2 chains to a stake marked C.M. 1 standing in the center of the Coyote River and line between lands of Mrs. Murphy Colombet and Edward M. Piercy and from which stake a Sycamore 36 inches in diameter marked B.T.C.M. 1 bears N. 84 30' W. 2.26 chains: thence along the center of said river and line between lands of said Piercy and Mrs. Murphy Colombet with the following courses and distances: S. 31 45' W. 4.71-1/2 chains, N. 86 38' W. 5.00 chains and N. 64 30'
W. 2.82 chains to tiie common corner for lands of Mrs. Murphv Colombet and Warren Cottle in the center of said river; thence leaving said river and running along the fence line between the ------ lands of said Cottle and Murphy Colombet, S. 37 W. 31.17 chains to the place of beginning. Being a part of Lot "N" as setoff to Jose A. and Daniel Bernal in the suit for partition entitled, "Ygnacio Bemal et al vs. Rufina Bemal de Guinac et al, Case No. 5643 in the Twentieth District Court of the State of California, in and for the County of Santa Clara and a part of Lot 33 of the partition of the Santa Teresa Rancho.

EXCEPTING THEREFROM that portion thereof, lying Northerly of the Southerly line of the land described in the deed to the County of Santa Clara, recorded September 11, 1969 in Book 8665, page 413 of Official Records, more particularly described as follows:

BEGINNING at the most Easterly corner of that certain parcel of land conveyed to the Santa Clara Valley Water Conservation District by Deed Recorded July 9, 1963 in Book 6094 Official Records, page 493; thence along the Southerly boundary of said parcel South 41 58' 50" West 25.03 feet. South 0 02' 10" East 31.40 feet. South 34 56' 30" West 25.02 feet, South 41 58' 50" West 11.95 feet, South 26 07'
05" West 17.20 feet. South 71 25' 40" West 25.18 feet. North 79 55' 30" West
26.93 feet. South 83 40' 30" West 125.55 feet. South 72 04' 40" West 85.72 feet,
South 64 08' 30" West 25.36 feet, South 72 32' 10" West 107.02 feet, South 86 03' 10" West 150.01 feet, North 87 40' 40" West 75.48 feet. North 82 28' 50"
West 47.38 feet. North 75 22' 30" West 175.01 feet, and North 66 13' West 56.94 feet to the most Westerly corner thereof and lying in the Northwesterly line of that certain parcel of land described in the Deed from Anthony LaBarbera et al. to Peter Filice and Sons, a co-partnership. dated April 17, 1956 and recorded April 23, 1956 in Book 3474 Official Records, at Page 212. Santa Clara County Records; thence leaving said Southerly boundary and proceeding along, said Northwesterly line South 37 00' West 34.71 feet; thence leaving said Northwesterly line South 62 17' 10" East 5.61 feet; thence South 74 44' 55" East
312.93 feet; thence North 79 19' 42" East 764.03 feet more or less to a point on the Northeasterly line of that parcel of land described in the aforementioned Deed from Anthony LaBarbera. et al; thence along said Northeasterly line North 53 00' 00" West 145.09 feet more or less to the point of beginning.

ALSO EXCEPTING THEREFROM that portion thereof lying Southwesterly and Southeasterly of the Northeasterly and Northwesterly line of the land described in the deed to the State of California recorded April 13. 1972 in Book 9785, Page 674 of Official Records, more particularly describe as follows:

Beginning for reference at the most Westerly corner of that parcel of land described in the deed to the County of Santa Clara recorded September 22, 1969, in Book 8677 at page 216, Official Records of Santa Clara County; thence along the property line common to the lands, now or formerly, of the Estate of Angelina Filice Behm and Danna and Danna. Inc., a corporation, S. 37 35' 06" West, 80.04 feet to the true point of commencement; thence South 55 00'29" East,
786.52 feet; thence South 56 09' 14" East, 281.42 feet. thence N. 37 31' 06",
Eat 106.62 feet; thence South 52 28' 54" East, 15.00 feet to the property line common to the lands, now or formerly, of the Estate of Angelina Filice Behm, and of Eugene Ferrari, et al; thence

                                   EXHIBIT "C"

                              Improvement Agreement

        This Improvement Agreement is made part of that Lease Agreement dated September 15, 1997 (the "Lease"), by and between ENZO DRIVE, LLC, a California limited liability company ("Landlord") and WESTERN DIGITAL CORPORATION, a Delaware corporation ("Tenant").

        Except as otherwise provided herein, all defined or capitalized terms used herein shall have the same meaning as ascribed to such terms in the Lease.

        I. Landlord's Obligation to Construct the Building and Improve the Land. The parties hereto acknowledge that the Land is presently unimproved. Subject to satisfaction or waiver by Landlord of the conditions set forth in Paragraph 3 of the Lease, Landlord shall improve the Land with a building shell (the "Building Shell") and sitework related thereto. Such Building Shell and related sitework shall be constructed by Landlord substantially in accordance with the Final Building Plans (as described below) approved or to be approved by Landlord and Tenant as described herein, subject to the approval of and any changes required by any appropriate governmental authority or Landlord's Lender. As stated in the Lease, the Building shall contain approximately 58,785 square feet.

        Prior to the execution of this Lease, Tenant contemplated entering into a build-to-suit lease with Landlord pursuant to which Landlord would develop and build two (2) buildings on the Land and lease the same to Tenant for Tenant's use. One of those buildings was to have been approximately 101,060 square feet and the other building was to have been approximately 55,202 square feet. In cooperation with Tenant, Landlord had caused to be prepared certain preliminary plans and specifications for the development of such two buildings and had submitted such plans to the City of San Jose for plan check and approval. Although Landlord may elect, in its sole and absolute discretion, to continue to pursue site development approval from the City of San Jose based on the development of the site with two buildings, consisting of approximately 101,060 and 55,202 square feet, respectively, the parties hereto acknowledge and agree that the plans and specifications for development of the Land will need to be redesigned to address the development of only an approximately 58,785 square foot building on the Land. The Building Shell for the approximately 58,785 square foot Building and related sitework shall be designed and constructed in accordance with the terms set forth below.

        2. Design of Building Shell. As soon as practicable following the execution of the Lease, Landlord, with the reasonable cooperation of Tenant, shall develop preliminary plans and specifications (the "Preliminary Building Plans") and then final plans, specifications and working drawings for the Building Shell (the "Final Building Plans"). Within five (5) days following delivery to Tenant of the Preliminary Plans or Final Building Plans for the Building Shell, Tenant shall review them and either (i) approve them, which approval shall not be unreasonably withheld, or (ii) specify in writing its objections to such Preliminary Building Plans or Final Building Plans for the Building Shell, and all changes that must be made to such Preliminary Building Plans or Final Building Plans to satisfy such objections; provided, however, that Tenant may only object to the Preliminary Building Plans or Final Building Plans for the Building Shell on the basis that they do not substantially conform to the schematic plan for the Building Shell attached hereto as Attachment 1. If Tenant does not deliver any written objections to such Preliminary Building Plans for the Building Shell within the specified period, then Tenant shall be deemed to have approved the same and Landlord shall then diligently cause to be prepared Final Building Plans that are consistent with and a logical evolution of the approved Preliminary Building Plans. If Tenant does not deliver any written objections to the Final Building Plans for the Building Shell within the specified period, then Tenant shall be deemed to have approved the Final Building

Plans for the Building Shell. If Tenant does deliver such written objections within such time period, then the parties shall confer and use their best efforts to resolve such objections by Tenant within five (5) days after Landlord has received notice thereof. If the parties are unable to resolve such objections by Tenant within said time period, then such objections shall be resolved by arbitration conducted according to the procedures described in paragraph 11 hereof. Upon Tenant's approval of the Final Building Plans, Landlord shall submit such Final Building Plans to all appropriate governmental agencies for approval. Immediately after all such governmental approvals have been obtained, and after such Final Building Plans for the Building Shell, have been approved by Landlord's Lender providing financing for the construction of such Building, then such approved Final Building Plans (which, together with any and all change orders approved by Landlord, Tenant and, if applicable, Landlord's Lender, are hereinafter collectively referred to as the "Approved Final Plans" for the Building) shall be initialed and dated by Landlord and Tenant.

        The parties hereto acknowledge and understand that Tenant intends to construct, or cause to be constructed certain leasehold improvements (both general utility and specialized improvements) in the Building pursuant to the terms of a separate construction contract or improvement agreement. Such separate construction contract or improvement agreement is contemplated to be entered into between Tenant and its general contractor, which general contractor shall be a joint venture consisting of South Bay Construction Company and Southland Industries. This Improvement Agreement shall not govern or address the terms and conditions upon which such leasehold improvements shall be designed and constructed, however, Landlord shall have a right to reasonably approve the scope of such initial leasehold improvements contemplated to constructed by Tenant within the Building Shell.

        3. Construction Contract. Landlord shall retain South Bay Construction Company (the "General Contractor") as general contractor to construct the Building Shell (and related sitework) on behalf of Landlord. The contract entered into by Landlord with the General Contractor for construction of the Building Shell shall be on a "cost plus six percent (6%)" basis so that, with respect to the Building Shell and related sitework, the General Contractor is paid all Project Costs (as hereinafter defined) applicable to the design and construction of such applicable Building Shell and related sitework and receives a fee for profit and overhead equal to six percent (6%) of the Project Costs. Landlord agrees that all major subcontractor work shall be bid in accordance with standard procedures in Santa Clara County. "Project Costs" shall mean:

               (i) All "hard" construction costs for the construction of the Building Shell and related sitework, according to the Approved Final Plans and all approved changes thereto, including, but not limited to, the following:

                      (A) All labor, supervision and benefit costs therefore, including, without limitation, costs of a project manager and project superintendents (with such costs to be equitably apportioned by Landlord to the extent any employee of Landlord or the General Contractor is not engaged on this project on a full-time basis);

                      (B) Costs of all materials;

                      (C) Value of all tools and equipment consumed on the job and rental of all equipment used in the construction;

                      (D) Contract price for all construction work undertaken by general contractors and sub-contractors, including grading and site preparation;

                      (E) The cost of obtaining all governmental approvals and permits (including, without limitation, building permits) for the construction of the Building Shell and related sitework, including all building or construction taxes imposed by any governmental authority;

                      (F) The cost of all equipment and fixtures, including the cost of installation;

                      (G) Engineering and architectural fees for the preparation of all plans, specifications and working drawings;

                      (H) The cost of all other on-site improvements made to the Land, including grading and filling portions of the Land, and the installation of paved parking and driveways, sidewalks, curbs, landscaping, irrigation and underground drainage systems;

                      (1) The cost of premiums for surety bonds, if any, including but not limited to payment and performance bonds and mechanics' lien bonds;

                      (J) The cost of bringing utilities from the street to the Building, including, without limitation, service connection fees;

                      (K) Fees for any reports necessary in the construction of the improvements, including environmental impact reports, soils reports and other reports;

                      (L) Costs of machinery and equipment rented for the construction of the Building Shell and related sitework, or which are owned by General Contractor but are purchased for the construction and would not ordinarily be owned by General Contractor (however, if such machinery or equipment is purchased by General Contractor and may be used on other construction projects, then the costs of such equipment and machinery shall be equitably included as a Project Cost (and charged to Tenant) or, alternatively, Landlord shall quitclaim and convey such equipment and machinery to Tenant if the same has no residual value to the Landlord once used;

                      (M) Costs of reasonable transportation and travel expenses incurred in connection with the construction of the Building Shell and related sitework;

                      (N) Costs of minor repairs and replacements (including, without limitation, dismantling and removal thereof);

                      (O) Costs of removal of debris;

                      (P) Costs of telephone calls, postage and delivery charges and reasonably petty cash expenses at the construction site office;

                      (Q) Costs of insurance required to be maintained by General Contractor under the construction contract;

                      (R) Sales, use or similar taxes related to the construction and for which General Contractor is liable;

                      (S) Costs of preventing damage or loss in the event of an emergency (provided the emergency is not caused by the negligence of General Contractor);

                      (T) Costs of repairing work damaged or improperly executed, provided the damage or improper execution did not result from the negligence of General Contractor (except that such costs shall be included in Project Costs notwithstanding the cause of such costs to the extent such costs are not covered by insurance);

                      (U) Fees and assessments for the building permits, licenses and inspections for which Landlord or the General Contractor is required to pay; and

                      (V) Such other costs as reasonably may be incurred by the Landlord or General Contractor in connection with the construction of the Building Shell and related sitework on the Land (including, without limitation, any and all "soft costs" and the costs incurred by Landlord in connection with the design and development of the prior two buildings contemplated to be built on the Land as stated above and the costs of revising such plans and specifications based on the development of only a single Building on the Land consisting of approximately 58,785 square feet).

        4. Changes to Approved Final Plans. Once the Approved Final Plans have been finally approved by Landlord and Tenant and the general construction contract has been signed with the General Contractor with respect to the construction of the approximately 58,785 square foot Building Shell and related sitework, Landlord or Tenant shall have the right to order extra work or change orders with respect to the construction of the Building Shell or related sitework provided Landlord and Tenant consent in writing to such requested change orders. The consent of Landlord or Tenant, as the case may be, to any change orders requested by Landlord or Tenant shall not be unreasonably withheld or delayed. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall estimate any added or reduced cost resulting therefrom, and shall become effective and a part of the Approved Final Plans for the Building Shell once approved in writing by both parties. Anything herein to the contrary notwithstanding, the Commencement Date of the Lease shall not be extended for any reason and all delays caused by any changes made to the Approved Final Plans shall be charged to Tenant.

        5. Commencement and Completion of the Building Shell. Landlord and Tenant acknowledge that the Building Shell for the approximately 58,785 square foot Building and related sitework shall be constructed, or caused to be constructed, by Landlord on a "fast track" basis and that construction of such Building Shell may commence prior to the date the Final Building Plans applicable to such Building Shell is approved. With respect to the Building Shell, as soon as (i) all necessary governmental approvals for the construction of the Building Shell have been obtained, (ii) Landlord has entered into a general construction contract with General Contractor for the construction of the Building Shell, and (iii) all major subcontractor work has been put out to bid and bids received by Landlord applicable to the Building Shell, then Landlord shall commence construction of the Building Shell, and shall diligently prosecute such construction to completion. Tenant acknowledges that the Commencement Date of the Lease, and the date Tenant is required to start paying rent and additional rent under the Lease, may occur prior to the date that construction of the Building Shell and/or Building is complete.

        6. Payment of Cost of Building Shell. With respect to the Building Shell (and related sitework) Landlord agrees to make available for the payment of the costs of the Building Shell and related sitework ("Building Shell Costs"), an amount equal to Three Million Five Hundred Twenty-seven Thousand One Hundred Dollars ($3,527,100) (the "Maximum Shell Allowance"). Such Maximum Shell Allowance for the Building can be used by Tenant to pay for shell improvements to the Building and/or related sitework, and if such Maximum Shell Allowance applicable to the Building is not fully expended on the Building Shell and related sitework for the approximately 58,785 square foot Building, such unexpended funds shall be applied to the cost any leasehold improvements to be constructed by Tenant within such Building Shell. The preceding to the contrary notwithstanding, if the Maximum Shell Allowance has not been fully expended on the Building Shell or related sitework for the Building (or such aforementioned leasehold improvements) on or before the Commencement Date of the Lease, then, provided Tenant is not in default under this Improvement Agreement or the Lease, such unexpended portion of the Maximum Shell Allowance allocable to the Building Shell shall be paid to Tenant promptly following the Commencement Date of the Lease.

        With respect to the completion of construction of the Building Shell for the approximately 58,785 square foot Building, Tenant shall pay all of the Building Shell Costs incurred or to be incurred by Landlord in excess of the Maximum Shell Allowance for the Building Shell and related sitework (with such Building Shell Costs to be paid by Tenant being referred to herein as "Tenant's Shell Contribution"). During the course of construction of the Building Shell, each progress payment due to Landlord's contractor or to any subcontractor or material supplier shall be paid by Landlord and Tenant as follows: (i) Landlord shall pay a fraction of each progress or other payment, which fraction shall have as its numerator the Maximum Shell Allowance for the Building and shall have as its denominator Landlord's estimate of the total Building Shell Costs applicable to the Building and related sitework, to complete construction of the Building Shell and related sitework (it being understood and agreed, however, that in no event shall Landlord be required to contribute more than the Maximum Shell Allowance toward the costs of designing and constructing the Building Shell and related sitework); and (ii) Tenant shall pay the balance of each progress or other payment. Prior to the commencement of construction of the Building Shell, Tenant shall, if requested to do so by Landlord, provide assurances to Landlord's Lender that the funds necessary to pay Tenant's Shell Contribution will be immediately available to Landlord as and when needed to pay such Building Shell Costs, which assurances shall be reasonably satisfactory to Landlord and Landlord's Lender. As soon as practicable following completion of the Building Shell, Landlord shall notify Tenant of the actual cost of construction of such Building Shell. Tenant shall have the right to audit the books, records, and supporting documents of the Landlord to the extent necessary to determine the accuracy of such notice of actual costs during normal business hours after giving Landlord at least three (3) business days prior written notice. Tenant shall bear the cost of such audit. Any such audit must be conducted, if at all, within sixty (60) days after Landlord delivers its notice of actual costs to Tenant. In the event Tenant's payment of Landlord's estimate of Tenant's Shell Contribution shall have resulted in either an overpayment or underpayment of the amount actually due, then an adjustment shall be made such that any overpayment shall be credited against the next Monthly Installment of rent or any underpayment shall be paid as Additional Rent together with the next Monthly Installment of rent.

        In addition to Tenant's Shell Contribution, to the extent the following costs are not paid for from Landlord's Maximum Shell Allowance, Tenant shall also be obligated to pay or reimburse Landlord, within ten (10) days following written demand therefor, for all predevelopment costs or expenses incurred by Landlord in connection with its investigation or evaluation of the Land for the design and construction of the Building Shell (including, without limitation, governmental fees, the costs of all soils and geologic studies, and architectural and engineering costs). The preceding to the contrary notwithstanding, Tenant shall not be obligated to pay or reimburse Landlord for the following costs: (i) costs of off-site improvements to be constructed by Landlord (i.e. streets, curbs, and gutters) and the value of any land dedication for such purposes, (ii) brokerage commissions incurred by Landlord, (iii) finance costs incurred by Landlord, (iv) costs of preparation of the burrowing owl studies, (v) costs related to the investigation of the riparian corridor adjacent to, or comprising part of, the Land upon which the Building Shell is to be built, (vi) costs of the initial Phase I environmental assessment prepared by or for Landlord, (vi) Landlord's attorneys' fees; or (vii) impact fees charged by the City of San Jose in connection with the development of the Property (e.g. school fees, park fees, and environmental mitigation fees).

        7. [Intentionally Omitted]

        8. Delivery of Possession and Punchlist. When the Building Shell for the approximately 58,785 square foot Building is "water-tight" as described in Exhibit F to the Lease, and again following substantial completion of the Building Shell, Landlord and Tenant shall together walk through and inspect the Building Shell, using their best efforts to discover all uncompleted or defective construction. After the first such inspection has been completed, each party shall sign a list of "punch list" items which Tenant has determined must be corrected by Landlord, and which Landlord has determined Landlord is obligated to correct, in order to make such applicable Building Shell "water-tight". After the second such inspection has been completed, each party shall sign a list of "punch list" items which Tenant has determined must be corrected by Landlord, and which Landlord has determined Landlord is obligated to correct, in order to complete construction of the Building Shell. Landlord agrees to use reasonable efforts to complete those "punch list" items within thirty (30) days after executing each such list. Notwithstanding anything contained herein, Tenant's obligations to pay the Monthly Installment of rent and Additional Rent shall commence as provided in the Lease, regardless of whether Tenant completes such inspection or executes such list or whether or not Landlord has completed construction of the Building Shell or placed such Building Shell in "water-tight" condition.

        9. Construction Warranty for the Building Shell. Effective upon substantial completion of the Building Shell for the approximately 58,785 square foot Building, Landlord does hereby warrant that the construction of the Building Shell and related sitework were performed substantially in accordance with the Approved Final Plans therefor, as the case may be, in a good and workmanlike manner, and that all materials and equipment furnished conform to said plans and are new and otherwise of good quality; provided, however, that said representation and warranty shall not extend to, and Landlord shall not be liable for, any defect in construction or in the operation of equipment which is discovered twelve (12) months or more after substantial completion of construction of the Building Shell for the approximately 58,785 square foot Building, subject to "punch list" items as referred to above.(which applicable twelve (12)-month period of time is referred to herein as the "Warranty Period"). Tenant shall promptly notify Landlord in writing of any defect in construction or the operation of equipment comprising the Building Shell discovered within the applicable Warranty Period, and promptly thereafter Landlord shall commence the cure of such defect and complete such cure with diligence at Landlord's cost and expense. With respect to defects discovered after the expiration of the applicable Warranty Period, the parties hereto acknowledge that it is their intention that Tenant have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting such construction defects and in discharging its obligations regarding the repair and maintenance of the Premises. Upon request by Tenant following the expiration of the Warranty Period, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Building Shell. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defective construction or operation of equipment so long as Tenant pays all costs incurred by Landlord so acting. Landlord makes no other express or implied warranty with respect to the construction or operation of the Building Shell.

        10. Ownership of the Improvements. The Building Shell for the approximately 58,785 square foot Building which is constructed by Landlord shall become the property of Landlord upon installation and shall not be removed or altered by Tenant except as expressly permitted by the Lease. Anything in this Improvement Agreement or in the Lease to the contrary notwithstanding, in the event Tenant requests any specialized or supplemental shell improvements be constructed as part of the Building Shell (e.g. specialized reinforcement of the roof), Landlord shall have the right, pursuant to the terms set forth below, to require that Tenant remove such specialized or supplemental shell improvements from the Building Shell, at Tenant's sole cost, prior to the expiration of the Lease Term. Within ten (10) days after Tenant's written request, Landlord shall advise Tenant as to whether Landlord will require any specialized or supplemental shell improvements to be constructed as part of the Building Shell to be removed or surrendered at the expiration (or earlier termination) of the Lease

Term. In the absence of any such request by Tenant, Landlord shall give Tenant written notice, not less than ninety (90) days prior to the expiration of the Lease Term, of any specialized or supplemental shell improvements Landlord requires to be removed. Failure or Landlord to respond timely to Tenant's request or, otherwise to give timely notice of the specialized or supplemental shell improvements Landlord requires to be removed at the expiration of the Lease Term shall constitute Landlord's consent to the surrender of such specialized or supplemental improvements. Unless Landlord requires that Tenant remove any such specialized or supplemental shell improvements as provided above, the same shall, once constructed or installed in the Building Shell, become the property of Landlord upon termination or expiration of the Lease and shall remain upon and be surrendered with the Total Project at the termination or expiration of the Lease. Any such specialized or supplemental shell improvements that Landlord timely requests be removed from the Building Shell at the expiration (or earlier termination of the Lease Term) shall be so removed by Tenant at its sole cost, and Tenant shall repair all damage, if any, to the Total Project caused by such removal.

        11. Arbitration. Any question, dispute or controversy specifically required to be determined by arbitration pursuant to this Improvement Agreement shall be determined by arbitration as provided in this paragraph, and shall in no way delay or affect the commencement of the Lease Term and/or Tenant's obligation to pay rent pending the outcome of such arbitration. Neither Landlord or Tenant shall have the right and hereby waive such right, to request or require arbitration of any other questions, dispute or controversy arising under the Lease. Arbitrable questions, disputes or controversies shall be arbitrated according to the following procedure. Either Landlord or Tenant may initiate arbitration by giving written notice to the other stating an intention to arbitrate, the issue to be arbitrated, and the relief sought. Such arbitration shall be conducted pursuant to the provisions of the laws of the State of California then in force and the procedural rules of the American Arbitration Association or its successor insofar as said rules of procedure do not conflict with said laws or this paragraph. Once notice to arbitrate has been given, Landlord and Tenant shall within ten (10) days select one joint arbitrator, or if they cannot agree on one joint arbitrator then each shall select an arbitrator within fifteen (15) days of delivery of said notice and notify the other party of its selection. The two arbitrators selected shall designate the third arbitrator forthwith. No arbitrator may be related to or affiliated with either Landlord or Tenant. The three arbitrators shall convene in the county in which the Premises are located as soon as practicable and offer Landlord and Tenant the opportunity to present their cases. If any party fails to appear, participate or produce evidence in an arbitration proceeding, the arbitrators may make their award and decision based solely on the evidence actually presented. The arbitrators shall, by majority vote, make such award and decisions as is appropriate and in accord with the terms of the Lease and such award and decision shall be binding upon Landlord and Tenant and enforceable in a court of law. Said award and decision shall include an award to the prevailing party of reasonable attorneys' fees and expenses and costs of arbitration. In the event their party fails to appoint an arbitrator or the two arbitrators fail to select a third arbitrator within the time required by this paragraph, upon application of either party the arbitrator shall be appointed by the American Arbitration Association, or if there be no American Arbitration Association or it shall refuse to perform this function, then by the then Presiding Judge of the Superior Court of the State of California for the County in which the Premises are located.

        IN WITNESS WHEREOF, the parties hereto shall have executed this Improvement Agreement as of the date of the Lease referred to herein.

LANDLORD:                                       TENANT:
ENZO DRIVE                                      WESTERN DIGITAL CORPORATION,
a California limited liability company          a Delaware corporation

By:    /s/ J.D. Mair                            By:     /s/ Richard Salva
Name:  James D. Mair                            Name:   Richard Salva

Title: Member                                   Title:  Vice President

                                   EXHIBIT "E"
                         (Existing Environmental Report)

                      Phase I Environmental Site Assessment
                                Unoccupied Parcel
                           Rue Ferrari and Enzo Drive
                              San Jose, California
                           ATC Project No. 62296.0003

                       Prepared For:

                       South Bay Development Company
                       511 Division Street
                       Campbell, California 95008

                       Attn.: Mr. Dan Rosenbaum

                       8 August 1997

                                   EXHIBIT "F"

                         DEFINITION OF WATER-TIGHT SHELL

        A "water tight" shell shall consist of the construction of the foundation, floor slab, and exterior walls comprising the approximately 58,785 square foot Building (as defined in the Lease to which this Exhibit is attached) and the placement of the roof and roof membrane thereon. A "water tight" shell shall not include the construction of specialized or supplemental shell or core improvements contemplated to be part of the aforementioned Building.